As filed with the Securities and Exchange Commission on October 21, 2011

Registration No. 333-172924

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form S-1/A

Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAINSTREAM ENTERTAINMENT, INC.

(Exact Name of Registrant as specified in its charter)

Florida	7380	20-3687391
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11637 Orpington Street	11637 Orpington Street
Orlando, FL 32817	Orlando, FL 32817
Attn: Karen Aalders	Attn: Karen Aalders
(407) 207-0400
(Address and telephone number of	(Address of principal place of business)
principal executive office)

Charles Camorata, President
11637 Orpington Street
Orlando, FL 32817

(407) 207-0400

(Name, address and telephone number of agent for service)

COPIES TO:

Counsel to Issuer

Gregory M. Wilson, Esq.

18610 East 32nd Ave.

Greenacres, WA 99016

Tel  (509) 891-8373

Fax (509) 891-8382

Approximate Date of Proposed Sale to the Public

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large Accelerated filer ☐  Accelerated filer ☐Non-accelerated filer ☐ Smaller reporting company  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	848,370	$0.05	$42,418	$4.91
Total Registration and Fee	848,370	$0.05	$42,418	$4.91

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus will not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

MAINSTREAM ENTERTAINMENT, INC.

848,370

Common Shares

MAINSTREAM ENTERTAINMENT, INC.

11637 Orpington Street
Orlando, FL 32817

The Resale of Shares of Common Stock

This prospectus relates to the sale, transfer or distribution of up to 848,370 shares of the common stock, par value $0.001 per share, of Mainstream Entertainment, Inc. by the Selling Security Holders described herein. The price at which the Selling Security Holders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

This offering is not being underwritten.  This prospectus relates to the offer and sale by some of our shareholders during the period in which the registration statement containing this prospectus is effective up to 848,370 common shares.  The selling shareholders may sell their shares at $0.05 per share when our Company shares are quoted, at a future date, on the OTC Electronic Bulletin Board, and thereafter at prevailing market prices in negotiated transactions with a broker-dealer or market maker as a principal or agent, or in privately negotiated transactions not involving a broker or dealer. We determined this initial offering price arbitrarily.

We will receive no proceeds from the sale of the shares by the selling shareholders.

No exchange or over-the-counter market exists for our shares. The offering price was established by management and does not reflect market value, assets or any established criteria of valuation.

Investing in the common stock involves a high degree of risk. You should not invest in the common stock unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling shareholders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

Brokers or dealers effecting transactions in the Shares should confirm the registration of the Shares under the securities laws of the states in which such transactions occur or the existence of an exemption from such registration, or should cause such registration to occur in connection with any offer or sale of the Shares.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Preliminary Prospectus Subject to Completion Dated October 21, 2011

The following table of contents has been designed to help you find important information contained in this prospectus.

We encourage you to read the entire prospectus.

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

4

PROSPECTUS SUMMARY

5

RISK FACTORS

7

USE OF PROCEEDS

11

DETERMINATION OF OFFERING PRICE

11

SELLING SECURITY HOLDERS

12

PENNY STOCK CONSIDERATIONS

13

PLAN OF DISTRIBUTION

13

DESCRIPTION OF SECURITIES

14

INTEREST OF NAMED EXPERTS AND COUNSEL

15

INFORMATION WITH RESPECT TO REGISTRANT

15

DESCRIPTION OF PROPERTY

18

LEGAL PROCEEDINGS

18

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

18

FINANCIAL STATEMENTS

19

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

47

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

50

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

50

DIRECTORS AND EXECUTIVE OFFICERS

50

EXECUTIVE COMPENSATION

52

LEGAL MATTERS

58

WHERE YOU CAN FIND MORE INFORMATION

58

PART II

60

INFORMATION NOT REQUIRED IN PROSPECTUS

60

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

60

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

60

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

61

ITEM 16.  EXHIBITS

61

ITEM 17.  UNDERTAKINGS

62

SIGNATURES

63

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus we make a number of statements, referred to as “forward-looking statements”, which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as “seek”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “budget”, “project”, “may be”, “may continue”, “may likely result”, and similar expressions. When reading any forward looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our company, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

•

whether or not markets for our products develop and, if they do develop, the pace at which they develop;

•

our ability to attract the qualified personnel to implement our growth strategies,

•

our ability to develop sales, marketing and distribution capabilities;

•

the accuracy of our estimates and projections;

•

our ability to fund our short-term and long-term financing needs;

•

changes in our business plan and corporate strategies; and

•

other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations”.

•

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other pubic reports filed with the United States Securities and Exchange Commission (the "SEC"). You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and the  Financial Statements (including the notes thereto) appearing elsewhere in this Prospectus.  Unless otherwise specifically referenced, all references to dollar amounts refer to United States dollars.

The Company

Mainstream Entertainment, Inc. is a Florida Corporation (herein “MEI” or the “Company”) organized on October 7, 2005 as Skreem Studios, Inc.  On August 2, 2010 its name was changed to Mainstream Entertainment, Inc.  Our offices are located at: 11637 Orpington Street Orlando, FL 32817. Our telephone number is: (407) 207-0400.

We are a development stage company, which leases a recording studio equipped to provide all of the services necessary for recording and editing finished audio products.  Our finished audio products will be compact disks and digital music files. We anticipate that we will publish hard copies of music on compact disks which we will produce.  Our manufacturing process will entail recording music onto compact disks and other forms of digital media. We intend to offer these products for sale through traditional music distribution channels.  The Studio, known locally as Gettings Studio, is located at 275 North Bayshore Dr. Ococee, FL 34761. It provides four recording studios, a “live” recording space that measures over 650 square feet, large enough for a 25-piece orchestra. It also has a client lounge, a conference room, wet bar, and shower accommodations.

We also act as a producer.  Our role as a producer includes identifying and contracting with musical groups and individual artists to promote their talent.  This involves student coaching and guiding musicians, conducting recording sessions, overseeing the mixing and mastering process, and planning and directing the promotion and sale of the work product. Revenue will be initiated through prior industry contacts of the officers, internet advertising via a company web page and direct contact, and traditional print marketing.  Company cannot guarantee that any revenues will be generated.  The Company and its predecessors have been unprofitable since 2005. To date, all revenues have been generated from a company named NRJ, a company located in France.  The company related revenues were paid for music group “3rd Wish”, a music group whom Justin Martin is a member.  Justin Martin is the 27 year old son of Jeff Martin.  The Company is completely dependent on Jeff Martin for its present and future funding.  Mr. Martin is not obligated to fund the Company and the Company cannot provide any assurance that Mr. Martin’s funding will continue in the future.

Our monthly “burn rate” consists of professional fees (which include legal and accounting fees) of approximately $2,800 and interest expense of approximately $1,100, for a total of $3,900 in monthly expenses.  The Company is dependent upon loans made by the majority shareholder, Jeffrey Martin.  (See “Debt Financing and Related Party Notes”)  The Company is completely dependent on Jeff Martin for its present and future funding.  Mr. Martin is not obligated to fund the Company and the Company cannot provide any assurance that Mr. Martin’s funding will continue in the future.  The cash available to the Company at June 30, 2011 is not sufficient to cover any of the average monthly expenditures before requiring additional capital.  As of August 29, 2011, we had $45 of cash available for operations.  Since June 30, 2011, Mr. Martin has advanced $4,100 to the Company for operations.

We require at least $90,000 of additional funding to execute our current business strategy.  For the year ending, September 30, 2010, we had a net loss of $78,122 and for the year-to-date quarter ending June 30, 2011, we had a net loss of $52,749.  Our independent certifying accountant has expressed doubt about our ability to continue as a "going concern".

The Offering

This prospectus relates to the offer and sale by some of our shareholders during the period in which the registration statement containing this prospectus is effective up to 848,370 common shares

The selling shareholders may sell their shares at $0.05 per share when our Company shares are quoted, at  a future date, on the OTC Electronic Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily.

We anticipate that the common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling shareholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned “Selling Shareholders” and “Plan of Distribution”. We will not receive any of the proceeds from those sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling shareholders.

Information on Outstanding Shares

The number of shares of our common stock outstanding before and after this offering is set forth below:

•

Common shares issued and outstanding before this Offering:   3,051,870

•

Common shares issued and outstanding after this Offering:     3,051,870

The number set forth above for the shares of common stock outstanding before this offering is the number of shares of our common stock outstanding on October 21, 2011 ..

Based upon the proposed offering price of $0.05 per share, the aggregate market price of our common stock is $152,593.  As of June 30, 2011, we had a stockholder’s deficit balance of $235,319.

Use of Proceeds

We will not realize any of the proceeds from the sale of the shares offered by the selling stockholders. See "Use of Proceeds".

RISK FACTORS

An investment in the Securities offered in this Prospectus involves a high degree of risk and should only be made by persons who can afford the loss of their entire investment.  Accordingly, prospective investors should consider carefully the following factors, in addition to the other information concerning the Company and its business contained in this Prospectus, before purchasing the Securities offered hereby. An investment in the common stock the selling shareholders are offering to resell is risky. You should be able to bear a complete loss of your investment. Before purchasing any of the common stock, you should carefully consider the following risk factors. This report contains various forward looking statements that involve risk and uncertainties.  Our actual results may differ materially from the results discussed in the forward looking statements.

Risks Related our Company

We will continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We have, in our history, generated limited revenues from operations, have incurred substantial expenses and have sustained losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur.

We have a history of financial losses.  We had no revenue during 2010 and only $471 of revenue during 2009.  To date, all revenues have been generated from relatives or groups containing a relative, of Jeff Martin.

We had a net loss of $78,122 for the year ending September 30, 2010 and a net loss of $52,749 for the nine months ending June 30, 2011.   We had a net loss of $232,723 for the year ending September 30, 2009.

The Company is completely dependent on Jeff Martin for its present and future funding.  Mr. Martin is not obligated to fund the Company and the Company cannot provide any assurance that Mr. Martin’s funding will continue in the future.

Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

Our independent registered public accounting firm issued a report for the year ended September 30, 2010 that contained a “going concern” explanatory paragraph.

Our independent registered public accounting firm issued a report on their audit of our financial statements as of and for the year ended September 30, 2010 containing a “going concern” paragraph. Our notes to the financial statements disclose that Mainstream Entertainment, Inc.’s (formerly Skreem Studios, Inc.) cash flows have been absorbed in operating activities and we have incurred net losses for the period ended September 30, 2010, and have a working capital deficiency. In the event that funding from internal sources or from public or private financing is insufficient to fund the business at current levels, we will have to substantially cut back our level of spending which could substantially curtail our operations. The independent registered public accounting firm’s report contains an explanatory paragraph indicating that these factors raise substantial doubt about our ability to continue as a going concern. Our going concern uncertainty may affect our ability to raise additional capital, and may also affect our relationships with suppliers and customers. Investors should carefully read the independent registered public accounting firm's report and examine our financial statements.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

The management team, including Charles Camorata, President, Chief Executive Officer and Director; Justin Martin, Vice President and Director; and Karen Aalders, Secretary/Treasurer and Director, is responsible for the operations and reporting of the Company. The requirements of operating as a small public company are new to the management team.  This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than anticipated. We may also be required to hire additional staff to comply with additional SEC reporting requirements and compliance under the Sarbanes-Oxley Act of 2002. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.  Presently, given our limited operations, we estimate (this is a forward-looking statement) that our annual costs to comply with SEC reporting requirement between $50,000 and $100,000.   Our executive officers will spend a limited amount of time working for the Company.  We expect that their efforts will be limited to no more than 10 hours per week each.

Our Officers and Directors devote limited time to our business, which may negatively impact upon our plan of operations, implementation of our business plan and our potential profitability.

Our officers and directors are involved in other businesses and dedicate a limited amount of time to our business. The limited amount of time our management devotes to our business activities in the future may be inadequate to implement our plan of operations and develop a profitable business.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934 which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these requirements, once this registration statement is effective, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports.

The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Presently, given our limited operations, we estimate (this is a forward-looking statement) that our annual costs to comply with SEC reporting requirement between $50,000 and $100,000.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements. Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Having only three directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only three directors (including our president). Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues. Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Current Economic Conditions May Impact Our Commercial Success and Ability to Obtain Financing.

The current economic conditions could have a serious impact on the ability of the Company to sustain its viability.  Due to the decrease in overall spending, there is a possibility that music production levels will decrease for the foreseeable future, resulting in less economic activity for the Company.  Since we are a very small operation, we may not be able to attract enough music recording to sustain ourselves.  In addition, due to the severe difficulty in obtaining credit in the current economic crisis, we may have trouble seeking out and locating additional funds if we so desire or require financing of our operations. Current economic conditions may severely limit our access to traditional sources of capital.  If necessary, we may seek loans or additional equity from our majority shareholder, or officer/directors or other outside sources of capital. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the remaining unissued 96,948,130 authorized shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders which may further dilute common stock book value, and that dilution may be material.

If we fail to develop new or expand existing customer relationships, our ability to grow our business will be impaired.

Our growth depends to a significant degree upon our ability to develop new students and customer relationships and to expand existing relationships with current customers. We cannot guarantee that new customers will be added, or that any such new relationships will be successful when they are in place, or that we will obtain students or that business with current customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.   Our music purchasing customers are individuals who view music products via YouTube and iTunes and purchase those music products through iTunes.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors are much larger companies and better capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on song writing and recording, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

We will need additional capital to allow us to expand our business plan to increase capacity to produce the music of our customers and such financing may be unavailable or too costly.

Our ability to continue to develop the programs and products that we are planning to utilize is dependent on our ability to secure financing and allocate sufficient funds required to support our marketing activity. Additional financing may not be available on favorable terms or even at all. If we raise additional funds by selling stock, the percentage ownership of our then current stockholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our ability to raise additional funds may diminish if the public equity markets become less supportive of the industry.  We estimate that we will need approximately $20,000 of additional capital to support our marketing activity in the next six months.  Jeff Martin has recently loaned the company $10,000 in support of this activity.

Risks Related to Our Common Stock and Its Market

Jeffrey Martin owns directly and indirectly through related parties approximately 73% of our outstanding common stock, and has significant influence over our corporate decisions, and as a result, his interest could conflict with yours.

Jeffrey Martin holds directly and indirectly 2,228,500 shares of our common stock, representing approximately 73% of the outstanding shares of our common stock. Accordingly, Mr. Martin will have significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, as well as determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control, as Mr. Martin will likely continue to be our largest shareholder. Additionally, Mr. Martin and management own a combined total of approximately 90% of shares outstanding. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders. As a result, Mr. Martin and Management have absolute control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. The interests of Mr. Martin may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders. Additionally, potential investors should take into account the fact that any vote of shares purchased will have limited effect on the outcome of corporate decisions.

We expect to issue additional stock in the future to finance our business plan and the potential dilution caused by the issuance of stock in the future may cause the price of our common stock to drop.

As of  October 21, 2011 , there were 3,051,870 issued and outstanding shares of Common Stock. Beyond the effective date of this resale, we may need to raise additional capital, which may then result in the issuance of additional shares of common stock, or debt instruments. Shares may be issued under an available exemption, a later registration statement, or both. If and when additional shares are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of our common stock to drop. These factors could also make it more difficult to raise funds through future offerings of common stock.

We have not, and currently do not anticipate, paying dividends on our common stock.

We have never paid any dividend on our common stock and do not plan to pay dividends on our common stock for the foreseeable future. We currently intend to retain future earnings, if any, to finance operations, capital expenditures and to expand our business.

There will be a limited market for our common stock which will make it difficult for investors to engage in transactions in our securities.

Our common stock is not quoted an exchange or automated quotation system.  We intend to acquire a common stock quotation on the Over-the-Counter Electronic Bulletin Board (OTCBB). There is no guarantee that our common stock will be accepted for quotation on the OTCBB or any other OTC market.  If public trading of our common stock does not commence it will be difficult for our stockholders to sell our common stock.  If a market were to develop in our common stock, it is highly likely that it would be an illiquid market because it will be classified as a “penny stock”.  We have insignificant revenues, and a history of financial losses.  As a result, investors in our company may never be able to sell their shares or realize a profit on their investment.

If our stock is quoted, it is likely to be an illiquid market which can lead to price volatility and difficulty liquidating your investment.

The trading volume of our stock will likely be low, which can cause the trading price of a stock to change substantially in response to relatively small orders.  Both stock volume and price could also be subject to wide fluctuations in response to various factors, many of which are beyond our control, including actual or anticipated variations in quarterly and annual operating results and general market perception. An absence of an active trading market could adversely affect our stockholders' ability to sell their common stock in short time periods, or possibly at all. In addition, we believe that factors such as changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

In the future when our stock is quoted on the OTCBB, if our stockholders were to sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our common stock is deemed to be “penny stock”, which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.  Penny stocks are stock:

▪	With a price of less than $5.00 per share;

▪	That are not traded on a “recognized” national exchange;

▪	Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

▪

In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. Many brokers have decided not to trade “penny stocks” because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules,” investors will find it more difficult to dispose of our securities.

Shares eligible for public sale in the future could decrease the price of our shares of common stock and reduce our future ability to raise capital.

Sales of substantial amounts of shares of our common stock in the public market could decrease the prevailing market price of our common stock. If this were the case, investors in our shares of common stock may be forced to sell such shares at prices below the price they paid for their shares.  In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

We will require additional funds to achieve our current business strategy, which we may not be able to obtain which would affect our ability to operate.

Mainstream Entertainment is a relatively new business entity with limited capital resources. Its future plans may require significant capital, which may not be available on an as needed basis.  We estimate that we will need approximately $90,000.  If the Company’s capital is insufficient to reach and impact their targeted market, they may not be able to achieve the intended goals and objectives, or succeed in its industry.

Risks of leverage and debt service requirements may hamper our ability to operate and grow our revenues.

Mainstream Entertainment’s debt to equity ratio is likely to be high at the commencement of operations due to the requirement of borrowing funds to continue operations.  Currently the total outstanding debt against the Company, as of June 30, 2011 is $154,489 and this is owed to the majority shareholder, Jeffrey Martin.  This amount is the total from various amounts loaned to the Company by Mr. Martin.  The terms of the amounts can be found under “Certain Relationships and Related Transactions”.

Though currently there are no other lenders, high leverage creates risks, including the risk of default as well as operating and financing constraints likely to be imposed by prospective lenders. The interest expense associated with the Company's anticipated debt burden may be substantial and may create a significant drain on the Company's future cash flow, especially in the early years of operation. Any such operating or financing constraints imposed by the Company's lenders as well as the interest expense created by the Company's debt burden could place the Company at a disadvantage relative to other better capitalized service providers and increase the impact of competitive pressures within the Company's markets.

Again, the previous funds for operations came from our largest shareholder, Jeffrey Martin. There is no guarantee that the Shareholder will continue to provide additional funds if the Company needs them to operate.  In such case, the Company may be forced to cease operations and liquidate.

Competition may have a material impact on our ability to sell our Technology, Products and Services.

The Company faces substantial competition from a number of providers of similar services and producer of music products. Many of the Company's competitors, particularly those competitors which are large, have substantially greater financial, studio manufacturing, marketing and technical resources; have greater name recognition and customer allegiance than the Company. This may affect our ability to attract business and limit the opportunities to generate revenues.

Reliance on Management.

The investors will have no rights to participate in the management decisions of the Company; the shareholder will only have such rights as other shareholders.

USE OF PROCEEDS

The Selling Stockholders are selling shares of common stock covered by this prospectus for their own accounts. We will not receive any proceeds from the sale of the shares by the selling shareholders.

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares of common stock being registered. As a result the offering price of the shares of common stock offered hereby has been arbitrarily determined by us and set at $0.05 per share, and does not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price.

SELLING SECURITY HOLDERS

The following table provides certain information about the selling shareholder's beneficial ownership of our common stock as of October 21, 2011, and as adjusted to give effect to the sale of all of the shares being offered by this prospectus.

The following table identifies the selling stockholders and indicates (i) the nature of any position, office or other material relationship that each selling stockholder has had with us during the past three years (or any of our predecessors or affiliates) and (ii) the number of shares and percentage of our outstanding shares of common stock owned by the selling stockholder prior to the offering, the number of shares to be offered for the selling stockholder's account and the number of shares and percentage of outstanding shares to be owned by the selling stockholder after completion of the offering.

Table 1.

Name of Selling Shareholder	Shares Beneficially Owned Before Offering (A)	Percent of Class of Shares Owned Before the Offering	Maximum Number of Shares to be Sold in this Offering	Shares Beneficially Owned After the Offering	Percent of Class of Shares Owned After this Offering
KAREN AALDERS	183,000	5.996%	183,000	0	0%
AM-PAC INVESTMENTS INC (1)	11,000	0.36%	11,000	0	0%
RICHARD J BOLLHOFFER	1,000	0.03%	1,000	0	0%
CHARLES CAMORATA	20,000	0.65%	20,000	0	0%
BOBBY CLARK	37,000	1.21%	37,000	0	0%
MICHAEL CLARKE	100	0.003%	100	0	0%
MEGAN CRUTCHER	1,000	0.03%	1,000	0	0%
OTHA DAVIS	2,000	0.06%	2,000	0	0%
JOSHUA DODD	5,000	0.16%	5,000	0	0%
DOMINIC DAD, INC (1)	1,000	0.03%	1,000	0	0%
JEANETTE M DUBRULE	1,250	0.04%	1,250	0	0%
ROCHELLE J DUBRULE	1,250	0.04%	1,250	0	0%
TIMOTHY G GIROUX	8,850	0.28%	8,850	0	0%
DEXTER KING	5,620	0.18%	5,620	0	0%
BEAU KINYON & MANDY KINYON	5,000	0.16%	5,000	0	0%
MANDY KINYON C/F ETHAN ETHAN KINYON UGMA/FL	500	0.01%	500	0	0%
MICHAEL KROME	10,000	0.32%	10,000	0	0%
NANCY M LAMONTE	1,000	0.03%	1,000	0	0%
CHESTER LUZIER	1,000	0.03%	1,000	0	0%
JUSTIN J MARTIN C/F JETT RYLEE MARTIN	2,500	0.08%	2,500	0	0%
JUSTIN MARTIN	300,000	9.83%	300,000	0	0%
KRISTIN MARTIN	2,500	0.08%	2,500	0	0%
JEFFREY D MARTIN C/F LAURIN MARTIN UGMA/FL(5)	5,000	0.16%	5,000	0	0%
JAMES MCDANIEL	15,000	0.49%	15,000	0	0%
ROSE N NDWIGAH-MWANGI	8,200	0.26%	8,200	0	0%
OXFORD STREET PARTNERS (2)	20,000	0.65%	20,000	0	0%
GREG REYNOLDS	2,000	0.06%	2,000	0	0%
BRIAN ROBINSON	8,000	0.26%	8,000	0	0%
JOHN S SHELLEY	10,000	0.32%	10,000	0	0%
ANDRE SMALL	25,000	0.81%	25,000	0	0%
STERLING LLC (3)	110,000	3.60%	110,000	0	0%
TRIFINITY INC (4)	100	0.003%	100	0	0%
EDDIE D WHITE & AMISSA M WHITE JTTEN	5,000	0.16%	5,000	0	0%
AMISSA WHITE C/F SIERRA SIERRA WHITE UGMA/FL	500	0.01%	500	0	0%
LYNN WINEKEN	9,000	0.29%	9,000	0	0%

Total	848,370	100%	848,370	0	0%

(A)

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.  Percentage of beneficial ownership is based on 3,051,870 shares of common stock outstanding as of October 21, 2011 ..

(1)

The natural person who exercises voting and dispositive authority over Dominic Dad, Inc is Joshua Dodd.

(2)

The natural person who exercises voting and dispositive authority over Oxford Street Partners is Tom Tedrow.

(3)

The natural person who exercises voting and dispositive authority over Sterling LLC is Tyler Tedrow.

(4)

The natural person who exercises voting and dispositive authority over Trifinity, Inc. is Dan DeYoung.

(5)

Laurin Martin is the minor daughter of Jeffery Martin.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the common stock of Mainstream Entertainment, Inc., a Florida corporation (the “Company”) and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the Trading Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.   Until our securities are quoted on the Over-the-Counter Electronic Bulletin Board or are listed on an exchange, the selling shareholders will sell at fixed prices. Once our securities are quoted on the Over-the-Counter Electronic Bulletin Board or are listed on an exchange, they will sell at prevailing market prices or at privately negotiated prices.

  A Selling Stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event will any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Regulation M

We have informed the Selling Stockholders that Regulation M promulgated under the Securities Exchange Act may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the Selling Stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the Selling Stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the Selling Stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the Selling Stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF SECURITIES

The authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As of October 21, 2011 , there were 3,051,870 shares of Common Stock issued and outstanding. The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation and all amendments thereto.

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. Each share of Common Stock entitles its holder to one non-cumulative vote per share and, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director. Holders of shares of Common Stock are entitled to receive such dividends, as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders.

Stockholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-Laws provide for pre-emptive rights.

Stock Transfer Agent

Our stock transfer agent is OTC Stock Transfer, 231 East 2100 South, Suite F, Salt Lake City, Utah 84115. Their telephone number is 801.485.5555.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Gregory M. Wilson, our independent legal counsel has provided an opinion on the validity of our common stock.

The September 30, 2009 and 2010 financial statements included in this prospectus and the registration statement were audited by M&K CPA’s, PLLC on February 8, 2011 and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO REGISTRANT

BUSINESS

Business Overview

Mainstream Entertainment, Inc. is an entertainment production company originally formed as a limited liability company (Skreem Studios, LLC) in Florida, on October 7, 2005. The company is primarily engaged in music production and distribution in the United States and Europe.  The Company initiated pre-commencement activity in May 2006, renting a studio facility, acquiring equipment, building out two studios and incurring other pre-operational expenses.

On April 1, 2007 the Company was acquired by Insight Management Corporation (f/k/a Skreem Records Corporation) and commenced business operations.  On June 27, 2008, the majority of stockholders authorized a name and entity change from Skreem Studios, LLC to Skreem Studios, Inc.  On July 1, 2008, Insight Management Corporation commenced a reverse spin-off of Skreem Studios, Inc., whereby the shareholders of record received one share of Skreem Studios, Inc. for each share owned of Insight Management Corporation. Insight Management Corporation, as of July 1, 2008, is no longer related to the Company. On August 2, 2010 the Company changed its name to Mainstream Entertainment, Inc.

On August 10, 2008, we suffered a break-in and substantial equipment was stolen.  Our insurance paid $166,701 for our loss.

In 2009, the board of directors  decided to suspend operations at its 7648 Southland Blvd, Orlando, Florida location with the intention of resuming at a different location at a future date.  We stopped making lease payments on the Orlando property in February 2009.  We accrued the monthly lease obligations between February 2009 and settled the accrued rent.  We wrote off the rent and recognized revenue as forgiveness of debt income.  In 2011, the Company resumed operations at a studio located at 275 North Bayshore, Ococee, Florida.  We plan to fund our operations from debt and equity offerings.  Jeff Martin loaned the company $10,000 and these funds financed the launch of the company’s first song titled “Mom’s Song” which is being offered for sale on iTunes.  The song may be heard on YouTube and iTunes.  The song was written and performed by Justin Martin.

In October 2009 we leased studio facilities at 275 North Bayshore Drive, Ocoee, FL 34761.  We renegotiated that lease May 21, 2010 which permitted us to use the facilities at a rate of $50 per hour without any minimum use requirements.  We did not use the facility between October 2009 and June 30, 2011.  On February 2, 2011, we renegotiated the lease and extended the term to December 31, 2012.

The Company has been unprofitable since 2005.

Licensing

From time to time the Company may enter into licensing agreements with music production and distribution companies. The music group 3rd Wish has been licensed by the company to Cheyenne Records, Three 8 Music Limited, Shock Records, and Megaliner Records.  All of these former licensing arrangements have expired.   The Company had a contract, which expired in November, 2009, with NRJ Co., a France corporation.  Presently, we have one license agreement for Justin Martin with A45 Music, GmbH, a German company for a single audio and video production for the song titled, "Anyway".  The original term agreement was executed July 28, 2007 for a one year term, including three one-year options.  No revenue has been generated to date.   Our vice president, Justin Martin, is a member of 3rd Wish.

These License agreements typically grant the production and distribution company rights to a music single or all of an act's music in a particular country or region with a term of three to fifteen years. The production or distribution company can then distribute the music in record or CD format, mp3, ring tone, or any other music media licensed in the agreement.

The Company would typically receive royalties of a negotiated percentage between 18% and 75% of sales of the production and Distribution Company’s published dealer price less certain packaging deductions. In addition, the Company may receive between 18% and 75% of net royalty receipts received by in the particular nation or region. In connection with the license agreement, the Company may receive a cash advance.

Presently, Justin Martin is the only artist licensed with the Company.

Product Description

The recorded music business is the business of discovering and developing recording artists and promoting, selling and licensing their works.  The Company must make a subjective determination as to the marketability of an artist’s work when defining the terms of a production contract with an artist. The Company relies on the contacts of its officers, whose experience in the music industry, allows them to come into contact with current performers and new performing groups seeking to gain exposure. Mainstream currently represents and/or has worked with four different music groups and/or individual artists. These include “3rd Wish”, “Patmoe”, “Willie Will” and “Justin Martin.”

We intend to generate additional sources of revenue through internet advertising, direct contact and print marketing.  Our primary medium will be the “I-tunes” website, where individuals may purchase downloads offered by Mainstream.

Revenue for studio rental is estimated to begin within ninety days of the initiation of advertising.   This ninety day period is based solely upon management’s belief that the Company cannot guarantee that any revenues will be generated within that time frame or at all.

Our monthly “burn rate” consists of professional fees (which include legal and accounting fees) of approximately $2,800 and interest expense of approximately $1,100, for a total of $3,900 in monthly expenses.  This figure does not include the studio rental fee of $50 per hour which will vary depending on our need to use the studio facilities.  The Company is dependent upon loans made by the majority shareholder, Jeffrey Martin.  (See “Debt Financing and Related Party Notes”)  The Company is completely dependent on Jeff Martin for its present and future funding.  Mr. Martin is not obligated to fund the Company and the Company cannot provide any assurance that Mr. Martin’s funding will continue in the future.

We have a history of financial losses.  We had a net loss of $78,122 for the year ending September 30, 2010 and a net loss of $52,749 for the nine months ending June 30, 2011.

To date, all revenues have been generated from a company named NRJ, a company located in France.  The company related revenues were paid for music group “3rd Wish”,  a music group of whom Justin Martin is a member.  Justin Martin is the 27 year old son of Jeff Martin.

Through the use of our leased studios facility, we can book as little as one hour or as many as 24 hours per day, allowing the business to focus on providing recording services for record labels, music producers, and recording artists. The facility and its equipment are rented on either an hourly, daily, weekly, or monthly basis as dictated by the clients’ needs. Mainstream will also provide engineer, producer, and duplication services at competitive rates and according to the clients’ budgets. In addition to studio and engineer/producer services, and in the course of ongoing business, it is customary in the recording industry that the Company will occasionally enter into certain licensing agreements that will provide revenue over and above the rental and services income. There is no particular standard as to the frequency or amount of this revenue and it is negotiated on an individual basis. These licensing agreements can include, but are not limited to, production agreements, writer agreements, and performing agreements, all yielding a percentage of revenue earned through the exploitation of the product produced.

When music is recorded it is done in sections, with each part being recorded separately. For instance, the piano is recorded on one track, bass on another, vocals on another, and so until all of the parts have been recorded. “Mixing” then, is the process of adjusting the volumes of the tracks in relation to each other, adding sound effects, re-tuning, and generally enhancing the individual parts as deemed necessary to attain the desired end product. “Mastering” is the process of fine-tuning the end product achieved in mixing by boosting or reducing levels throughout the frequency range of the soundtrack to tailor it to the medium of intended playback. For example a movie soundtrack, as opposed to radio or television, as opposed to live venue broadcast, etc.

Subleasing studio time is the process of the record company securing blocks of time in a recording studio at a pre-determined “preferred rate”, usually based on large quantities of intended time use, then renting the time in smaller segments to multiple artists at a higher rate per hour based on the amount of time needed by each individual artist. This time is then used to perform the “mixing and mastering” duties described above.

Mr. Camorata will run all operations needed to produce, record and release music.   All songs recorded by Skreem artists were acquired by contract between the writers and Skreem Entertainment with Skreem Entertainment retaining a percentage of the publishing rights. Those writer and publisher agreements were then registered with Broadcast Music Incorporated (BMI), a performing rights organization responsible for collection and payment of publishing royalties. Mr. Camorata’s responsibilities were to negotiate and finalize the agreements with the writers on behalf of Skreem Entertainment and to oversee the filing and administration of the consequent BMI filings and yearly reports furnished by BMI.

Our finished audio products will be compact disks and digital music files. We anticipate that we will publish hard copies of music on compact disks which we will produce.  Our manufacturing process will entail recording music onto compact disks and other forms of digital media. We intend to offer these products for sale through traditional music distribution channels.

Music Catalog

The copyrighted songs are as follows:

“Mom’s Song”

“What’s Your Name”

“Because You’re You”

“Goodbye”

“Please Don’t Play With My Heart”

“Nobody Loves You The Way I Do”

“All That I Want (Changes)”

“Various Artists # 1”

“I Wanna Fly Away”

“You Are All I Want”

“Reprezent Yo Hood”

“The 3rd Wish Online Debut”

“3rd Wish #2”

“Obsession”

“Ooouuh”

“You Played Me”

“Prelude”

“We’ll Have Tonight”

“Intro”

“Reflections of the South”

“Anyway”

“Niña”

“Obsesion Si Es Amor”

“Shout Out 2 Da Fans”

“June Skreem Compilation”

Research and Development

Our research and development consists of song writing and recording.

Competition

The Company faces substantial competition from a number of providers of similar services. Many of the Company's competitors, particularly those competitors who are large, have substantially greater financial, manufacturing, marketing and technical resources; have greater name recognition and customer allegiance than the Company.

Employees

The Company has three employees, two part-time individuals and one full-time individual, which include operating officers. They are employed by the Company on a contract basis, until the Studios are operational.  No wages will be paid until the Company generates revenues.  To date, we have not paid any wages or salaries to any employees.  None of the employees are covered by a collective bargaining or similar agreement. The Company believes it has good relations with all of the employees.

DESCRIPTION OF PROPERTY

The leased studio, locally known as “Gettings Studio,” is located at 275 North Bayshore Drive, Ocoee, FL 34761, and comprises a 650 square feet for audio recording and editing. The lease agreement for the Gettings Studio allows us to use the facility upon notice to the landlord, subject to availability, with a rent of fifty ($50.00) dollars per hour. Getting Studio is owned by Glenn Gettings.

LEGAL PROCEEDINGS

The Company is not currently a party to any pending or threatened legal proceedings.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public market for the Company’s common stock.

Holders of Common Stock

As of October 21, 2011 , we had an aggregate of 40 stockholders of record as reported by our transfer agent, OTC Stock Transfer, 231 East 2100 South, Suite F, Salt Lake City, Utah 84115.

Dividends and Dividend Policy

There are no restrictions imposed on the Company which limit its ability to declare or pay dividends on its common stock,  except as limited by state corporation law.  During the last two fiscal years, no cash or stock dividends were declared or paid  and none are expected to be paid in the foreseeable future.

We expect to retain all earnings generated by our future operations for the development and growth of our business.  The Board of Directors will determine whether or not to pay dividends in the future in light of our earnings, financial condition, capital requirements and other factors.

Securities Authorized for Issuance under Equity Compensation Plans

We have not adopted any equity compensation plans.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Mainstream Entertainment, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Mainstream Entertainment, Inc. (A Development Stage Company) as of September 30, 2010 and 2009 and the related statements of operations, shareholders' equity (deficit) and cash flows for each of the twelve month periods then ended and the period from inception (October 7, 2005) through September 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mainstream Entertainment, Inc. as of September 30, 2010 and 2009, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has accumulated losses since inception and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 14 to the financial statements, the year ended September 30, 2009 and inception through September 30, 2010 Statements of Operations have been restated to correct misstatements in these statements.

/s/ M&K CPAS, PLLC

Houston, Texas

February 8, 2011 except for Note 14 which is as of September 12, 2011

Mainstream Entertainment, Inc.

(A Development Stage Company)

Balance Sheets

As of September 30, 2010 and September 30, 2009

	September 30, 2010	September 30, 2009
ASSETS:
Current assets:
Cash	$85	$613
Accounts receivable	---	54
Due from related party	102	---
Prepaid expense	61	24
Total current assets	248	691

Equipment, net of accumulated depreciation of $8,288 and $0, respectively	13,262	21,550

TOTAL ASSETS	$13,510	$22,241

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
Accounts payable and accrued liabilities	$35,750	$33,732
Accrued interest – related party	40,513	31,656
Notes payable – related party	120,117	62,001
Total Current Liabilities	196,380	127,389

Stockholders' Deficit:

Common Stock, $.001 par value; 100,000,000 shares authorized, 3,051,870 shares issued and outstanding	3,052	3,052
Additional paid in capital	422,586	422,186
Deficit accumulated during the development stage	(608,508)	(530,386)
Total stockholders' deficit	(182,870)	(105,148)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$13,510	$22,241

The accompanying notes are an integral part of these financial statements.

Mainstream Entertainment, Inc.

(A Development Stage Company)

Statements of Operations

For the twelve months ended September 30, 2010 and 2009, and the Period From October 7, 2005 (Inception) through September 30, 2010

		Twelve Months Ended September 30,		October 7, 2005 (Inception) Through September 30,
		2010	2009 (Restated)	2010 (Restated)
Revenue:	$	---	$471	$471

Expenses: Operating expenses
General and administrative expenses		57,480	161,810	419,972
Depreciation expense		8,288	21,523	80,314
Impairment of fixed assets		---	86,850	86,850
Total operating expenses		65,768	270,183	587,136
Other Income (Expense):
Forgiveness of debt		---	14,203	14,203
Interest income		2	---	2
Interest expense		(11,756)	(9,556)	(48,885)
Penalties		(600)	---	(600)
Total other income (expense)		(12,354)	4,647	(35,280)
Net loss before extraordinary item		(78,122)	(265,065)	(621,945)
Extraordinary item		---	32,813	13,437

Net Loss		$(78,122)	$(232,252)	$(608,508)

Net Loss before Extraordinary Item per Common Share - Basic and Diluted		$(.02)	$(.09)

Net Income from Extraordinary Item per Common Share - Basic and Diluted	$	---	$.01

Per Share Information:
Weighted Average Number of Common Stock
Shares Outstanding - Basic and Diluted		3,051,870	3,051,870

The accompanying notes are an integral part of these financial statements.

Mainstream Entertainment, Inc.

(A Development Stage Company)

Statements of Cash Flows

For the twelve months ended September 30, 2010 and 2009 and

the period from October 7, 2005 (Inception) through September 30, 2010

	Twelve months ended September 30,		October 7, 2005 (inception) to September 30,
	2010	2009	2010
Cash Flows from Operating Activities:
Net loss	$(78,122)	$(232,252)	$(608,508)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	8,288	21,523	80,314
Imputed rent	400	202	602
Loss on equipment	––	33,018	33,018
Forgiveness of accrued rent	––	(13,662)	(13,662)
Forgiveness of debt by third party	––	(541)	(541)
Extraordinary gain on insurance claim	––	(32,813)	(13,437)
Impairment of fixed assets	––	86,850	86,850
Bad Debt	54	––	54
Changes in:
Accounts receivable	––	(54)	(54)
Deposit	––	––	(6,000)
Prepaid expenses & other current assets	(40)	5,693	(64)
Accounts payable & accrued expense	10,876	39,672	100,492
Net Cash Flows Used in Operations	(58,544)	(92,364)	(340,936)
Cash Flows from Investing Activities:
Proceeds from sale of equipment	––	––	432
Proceeds from insurance claim	––	166,701	166,701
Purchase of fixed assets	––	(625)	(17,982)
Issuance of advances and notes receivable	(100)	––	(100)
Expenditures on construction in progress	––	––	(116,160)
Net Cash Flows Provided by (Used in) Investing activities	(100)	166,076	32,891
Cash Flows from Financing Activities:
Cash borrowings from related parties	59,100	104,852	457,191
Principal payments on related party debt	(984)	(178,201)	(189,385)
Cash contributions from former parent company	––	––	45,824
Distributions to owners	––	––	(5,500)
Net Cash Flows Provided by (Used in) Financing activities	58,116	(73,349)	308,130
Net Increase (Decrease) in Cash	(528)	363	85
Cash and cash equivalents-Beginning of period	613	250	––
Cash and cash equivalents-End of period	$85	$613	$85

The accompanying notes are an integral part of these financial statements.

Mainstream Entertainment, Inc.

(A Development Stage Company)

Statements of Cash Flows

For the twelve months ended September 30, 2010 and 2009 and

the period from October 7, 2005 (Inception) through September 30, 2010

	Twelve months ended September 30,			October 7, 2005 (inception) to September 30,
	2010	2009		2010

SUPPLEMENTARY INFORMATION
Interest Paid	$105	$4,005	$	$4,149
Income Taxes Paid	$––	$––	$	$––

Non-cash transactions
Sale of fixed assets paid directly to note holder	$––	$5,000		$5,000
Equipment purchased by owners	$––	––		162,998
Equipment purchased for notes payable	––	––		75,000
Issuance of shares from spin off from parent company	––	––		3,052
Debt extinguished for equity	––	4,525		210,025

The accompanying notes are an integral part of these financial statements.

Mainstream Entertainment, Inc.

(A Development Stage Company)

Statement of Changes in Stockholders’ Deficit

For the period from October 7, 2005 (Inception) through September 30, 2010

				Deficit
				Accumulated
	Common Stock		Additional	During the	Total
	Shares	Amount	Paid-in Capital	Development Stage	Stockholders Equity (Deficit)
Inception to October 7, 2005
Founders shares	3,051,870	$3,052	$(3,052)	$––	$––
Fixed Assets contributed from owner	––	––	143,467	––	143,467
Net Loss	––	––	––	(14,828)	(14,828)
Balances - September 30, 2006	3,051,870	3,052	140,415	(14,828)	128,639
Distributions to owners	––	––	(5,500)	––	(5,500)
Equipment contributed from owners	––	––	10,971	––	10,971
Expenses paid by owners	––	––	17,799	––	17,799
Cash contributions from owners	––	––	13,500	––	13,500
Net Loss	––	––	––	(78,220)	(78,220)
Balances - September 30, 2007	3,051,870	3,052	177,185	(93,048)	87,189
Cash contributions from owners	––	––	32,324	––	32,324
Expenses paid by owners	––	––	718	––	718
Equipment contributed from owners	––	––	1,732	––	1,732
Debt Extinguished by Parent Company	––	––	205,500	––	205,500
Net Loss	––	––	––	(205,086)	(205,086)
Balances - September 30, 2008	3,051,870	$3,052	$417,459	$(298,134)	$122,377

The accompanying notes are an integral part of these financial statements.

Mainstream Entertainment, Inc.

(A Development Stage Company)

Statement of Changes in Stockholders’ Deficit

For the period from October 7, 2005 (Inception) through September 30, 2010

				Deficit
				Accumulated
	Common Stock		Additional	During the	Total
	Shares	Amount	Paid-in Capital	Development Stage	Stockholders Equity (Deficit)
Balances - September 30, 2008	3,051,870	$3,052	$417,459	$(298,134)	$122,377
Expenses paid by owners	––	––	202	––	202
Credit card debt assumed by owners	––	––	4,525	––	4,525
Net Loss	––	––	––	(232,252)	(232,252)
Balances – September 30, 2009	3,051,870	$3,052	$422,186	$(530,386)	$(105,148)
Expenses paid by owners	––	––	400	––	400
Net Loss	––	––	––	(78,122)	(78,122)
Balances – September 30, 2010	3,051,870	$3,052	$422,586	$(608,508)	$(182,870)

The accompanying notes are an integral part of these financial statements.

Mainstream Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

NOTE 1 – NATURE OF OPERATIONS

Mainstream Entertainment, Inc. (f/k/a Skreem Studios, Inc and Skreem Studios LLC) was formed on October 7, 2005 as a limited liability company with the beneficial interest held by two of the Company’s shareholders, Jeffrey Martin and Tony Harrison. The Company initiated pre-commencement activity in May 2006, renting a studio facility, acquiring equipment, building out two studios and incurring other pre-operational expenses. On April 1, 2007 the Company was acquired by Insight Management Corporation (f/k/a Skreem Records Corporation) under the purchase method and commenced business operations.

On June 27, 2008, the majority of stockholders authorized a name and entity change from Skreem Studios, LLC to Skreem Studios, Inc. On July 1, 2008, Insight Management Corporation commenced a reverse spin-off of Skreem Studios, Inc., whereby the shareholders of record received one share of Skreem Studios, Inc. for each share owned of Insight Management.  On August 2, 2010, the Board of Directors authorized a name  change from Skreem Studios, Inc. to Mainstream Entertainment, Inc. The financial statements report activity of the Company from its inception on October 7, 2005.  On August 16, 2010, the Board of Directors authorized the withdrawal of the Securities and Exchange Registration Statement (Form S-1) pursuant to Rule 477 of the Securities Act of 1933.

The Company’s business is the operation of a recording studio. The Company generates revenue by providing the facility and related recording services. The Company leased two studio facilities located at 7648 Southland Boulevard, Orlando, FL, Suite/Studio 104 and Suite/Studio 105.  On April 15, 2009 the Board of Directors decided to suspend operations with the intention of resuming at a different location at a future date.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared utilizing the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America. Under this method, revenues are recognized when earned and expenses are recorded when liabilities are incurred.

Revenue Recognition

Revenue is recognized when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, services have been provided, the price is fixed or determinable, and collectability is reasonably assured. Revenue that is billed in advance such as recurring weekly or monthly services are initially deferred and recognized as revenue over the period the services are provided. As of September 30, 2010, no significant revenue has been recorded.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Concentrations of Risk

The rental of professional recording studios and provision of related services is highly competitive, with over a dozen studios operating in the metropolitan Orlando area.  Major factors that contribute to success are quality, convenience, service and price.  The cost of providing high quality service includes the acquisition of technologically current equipment in an environment that is built to provide good acoustics, which makes it difficult to compete with price.  There can be no assurance that the Company will be able to compete against the established studios, particularly in the current economic environment in which there is downward price pressure.  This competition may adversely affect the Company’s business, results of operations and financial condition.

The Company’s performance will be substantially dependent on the performance of its executive officer and engineer, Justin Martin and Charles Camorata.  The loss of the services of its executive officer or key employee, particularly in the early stages of operation and development, could have a material effect on its business, results of operations or financial condition.  The Company does not maintain key man life insurance covering either of them.

The Company’s financing of cash flows is dependent on loans from its principal shareholder.  The loss of this funding could have a material effect on its business, results of operations and financial condition.

The Company’s executive officers and key shareholders control approximately 94% of the Company’s outstanding Common Stock.  Accordingly, the Company’s executive officers and several key shareholders hold significant influence over the Company on matters submitted to the stockholders for approval, including the election of directors, mergers, consolidations, the sale of all or substantially all of its assets, and also the power to prevent or cause a change in control.

Mainstream Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

The Company’s growth and continued operations could be impaired by limitations on access to capital markets.  If the market for securities were to weaken for an extended period of time, the Company’s ability to raise capital will be substantially reduced.  Even if the market for securities were not to weaken, there is no assurance that a market for the Company’s stock will exist in the future.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of September 30, 2010 and 2009, there were no cash equivalents.

Prepaid Expenses

Prepaid expenses are advance payments for products or services that will be used in operations during the next twelve months.

Development Stage Company

The Company complies with FASB Pronouncements for its characterization of the Company as development stage.

Property, Equipment, and Improvements

Property and equipment are stated at cost less accumulated depreciation and valuation adjustments. Major additions and improvements are capitalized, and routine expenditures for repairs and maintenance are charged to expense as incurred. Fully depreciated assets are carried on the books until the date of disposal. Property sold or retired, and the related gain or loss, if any, is taken into income currently. Property that costs less than $500 is expensed as incurred.

Depreciation and Amortization

Depreciation is calculated according to the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years for equipment and furnishings and over the life of the lease for leasehold improvements.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance with the applicable FASB standard, "Accounting for the Impairment or Disposal of Long- lived Assets". Under the standard, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Fair Value Measurements

On January 1, 2008, the Company adopted ASC No. 820-10 (ASC 820-10), formerly SFAS 157, Fair Value Measurements.  ASC 820-10 relates to financial assets and financial liabilities.

ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

•

Level 1. Observable inputs such as quoted prices in active markets;

•

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company values its fixed assets at their fair value if impairment is identified in accordance with the applicable FASB standard. The inputs that are used in determining the fair value of these assets are Level 3 inputs. These inputs consist of but are not limited to the following: estimates of prices for similar assets according to web markets such as ebay,

Mainstream Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

estimates of the condition of the property, estimates of the costs to get the assets ready for sale, etc. At September 30 2009, the company recognized impairment on their Studio Equipment to adjust the carrying value down to the fair value of $21,550. There were no impairment indicators as of September 30, 2010.

The following table presents assets that were measured and recognized at fair value as of September 30, 2009 on a non-recurring basis:

					Total
Description	Level 1		Level 2	Level 3	(losses)
Equipment Held (not in service)		$-	$-	$21,550	$(4,777)
Total		$-	$-	$21,550	$(4,777)

No assets were re-valued at fair value on a recurring or non-recurring basis as of September 30, 2010.

Income Taxes

The Company accounts for income taxes under the applicable Financial Accounting Standards Board of Financial Accounting Standard, "Accounting for Income Taxes". Under the standard, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base. Current income tax provisions are made based on taxable income reported to federal and state taxing authorities. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of September 30, 2010 and 2009, there were no current or deferred income tax expense or benefits.

For income tax reporting purposes, the Company uses accounting methods that recognize depreciation sooner than for financial statement reporting. As a result, the basis of property and equipment for financial reporting exceeds its tax basis by the cumulative amount that accelerated depreciation exceeds straight-line depreciation. Deferred income taxes have been recorded for the excess, which will be taxable in future periods through reduced depreciation deductions for tax purposes.  A full valuation allowance has been taken on the deferred tax assets based on the Company’s determination that they are unlikely to pay income taxes in the future.

Cash paid for income taxes for the twelve month periods ended September 30, 2010 and 2009, respectively and from inception was $0.

Basic and Diluted Net Income Per Common Share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.  The Company had no common stock equivalents from inception through September 30, 2010.

As of September 30, 2010, there were no potentially dilutive securities outstanding.

Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements and for stock options issued to non-employees using the fair value method in accordance with the provisions of the applicable FASB standards.

The Company did not grant any stock options from inception through September 30, 2010.

Advertising

Advertising costs are generally expensed as incurred. Total advertising cost for the twelve month periods ended September 30, 2010 and 2009,  and from inception was $0, $0 and $4,440, respectively.

Recent Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.

Mainstream Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

On February 24, 2010, the FASB issued guidance in the “Subsequent Events” topic of the FASC to provide updates including: (1) requiring the company to evaluate subsequent events through the date in which the financial statements are issued; (2) amending the glossary of the “Subsequent Events” topic to include the definition of “SEC filer” and exclude the definition of “Public entity”; and (3) eliminating the requirement to disclose the date through which subsequent events have been evaluated. This guidance was prospectively effective upon issuance. The adoption of this guidance did not impact the Company’s results of operations of financial condition.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. The guidance requires new disclosures on the transfers of assets and liabilities between Level 1 (quoted prices in active market for identical assets or liabilities) and Level 2 (significant other observable inputs) of the fair value measurement hierarchy, including the reasons and the timing of the transfers. Additionally, the guidance requires a roll forward of activities on purchases, sales, issuance, and settlements of the assets and liabilities measured using significant unobservable inputs (Level 3 fair value measurements). The guidance became effective for us with the reporting period beginning January 1, 2010, except for the disclosure on the roll forward activities for Level 3 fair value measurements, which will become effective for us with the reporting period beginning July 1, 2011. Other than requiring additional disclosures, adoption of this new guidance did not have a material impact on our financial statements.

On June 29, 2009, the FASB issued ASC 105, formerly Statement No. 168, “Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles,” a replacement of FASB Statement No. 162.  ASC 105 establishes the FASB Accounting Standards Codification TM as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with US GAAP.  ASC 105 will be effective for financial statements issued for interim and annual periods ending after September 15, 2009, for most entities. On the effective date, all non-SEC accounting and reporting standards will be superseded.  The Company adopted ASC 105 on July 1, 2009 and the adoption did not have a material impact on the Company’s results of operations or financial condition.

On April 1, 2009, the FASB issued ASC 825-10-65, Financial Instruments – Overall – Transition and Open Effective Date Information (ASC 825-10-65). ASC 825-10-65 amends ASC 825-10 to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements and also amends ASC 270-10 to require those disclosures in all interim financial statements. ASC 825-10-65 did not have a material impact on the Company’s results of operations or financial condition.

On April 1, 2009, the Company adopted ASC 855, Subsequent Events (ASC 855). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. The adoption of ASC 855 did not have a material impact on the Company’s results of operations or financial condition.

On July 1, 2009, the Company adopted ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) (ASU 2009-05). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

In October 2009, the FASB issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements, (amendments to ASC 605, Revenue Recognition) (ASU 2009-13).  ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method.  ASU 2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company does not expect adoption of ASU 2009-13 to have a material impact on the Company’s results of operations or financial condition.

Mainstream Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, the Company has accumulated losses of $608,508 and has a working capital deficit of $196,132 at September 30, 2010. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. Management intends to finance these deficits through the sale of stock.

NOTE 4 – DEVELOPMENT STAGE OPERATIONS

The Company was formed October 7, 2005. Initial funding for the Company was provided by the parent’s principal stockholder via equity capital, direct debt capital and indirect/related party debt capital. The Company’s business operations commenced January 2, 2008 and were discontinued on April 15, 2009. Operations of the Company from inception have been devoted primarily to raising capital, obtaining financing, acquiring equipment, constructing improvements to the rented studio facilities, and administrative functions. Start-up and organization costs are expensed as incurred.  The Company plans to resume operations in 2011 upon the receipt of additional funding. Transactions with shareholders and other related parties are described in other notes to these financial statements.

NOTE 5 – RELATED PARTY NOTES

On February 26, 2008, the Company’s Parent Company as of that date, Skreem Records Corporation, issued 500,000 common shares of SRC stock to relieve notes payable on behalf of both the Company and the Parent Company. The debt relieved related to the Company was $205,500. The debt relieved for the Parent Company was $44,500, for a total debt relieved for the parent and subsidiary of $250,000. The relative market value of the SRC stock at the time of issuance was $0.50 per share. Therefore, no gain or loss on this extinguishment was recognized as the consideration given up by the parent in the form of SRC stock was equal to the consideration received in relief of the notes payable of $250,000. This non-cash transaction was taken as a contribution from the parent in fiscal 2008.

At September 30, 2010 and 2009, interest in the amounts of $40,513 and $31,656, respectively, is accrued on these notes. Interest expense for the twelve months ended September 30, 2010 and 2009, and from inception was $11,756, $9,556 and $48,885 respectively.

Short-term debt as of September 30, 2010 and 2009 consisted of the following demand notes:

	Sept. 30, 2010	Sept. 30, 2009
Various unsecured demand notes to the principal shareholder with no
stated interest rate; interest is being accrued at 8.00% & 5%. At September 30, 2010 and 2009, the principal balance of the 5.00% notes were $10,300 and $0 and of the 8% notes were $20,728 and $20,728, respectively	$31,028	$20,728

Various unsecured demand notes to a business owned and controlled
by the principal shareholder with a stated interest rate of 8.00%.	11,923	12,423

An unsecured demand note to a business owned and controlled by one of the shareholders with no stated interest rate; interest is being
accrued at 8.00%.	1,600	1,600

Various unsecured demand notes to a corporation controlled by the
principal shareholder with a stated interest rate of 8.00%.	10,016	10,500

Various unsecured demand notes to a limited partnership controlled by the principal shareholder with a stated interest rates of 5.00% & 6.00%. At September 30, 2010 and 2009 the principal balance of the 5.00% notes were $11,100 & $0 and of the 6.00% notes were $10,750 & $10,750, respectively.	21,850	10,750

Various unsecured demand notes to a limited partnership controlled by the principal shareholder with a stated interest rates of 5.00% & 6.00%. At September 30, 2010 and 2009 the principal balance of the 5.00% notes were $36,500 & $0 and of the 6.00% notes were $6,000 & $6,000, respectively.	42,500	6,000

An unsecured demand note to a corporation in which the principle shareholder has a minority stock interest with a stated interest of 5.00%.	1,200	---
	$120,117	$62,001

The related party creditor is Jeff Martin, the controlling shareholder of the Company who owns 73% of the Company’s shares.

Mainstream Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

On September 16, 2009 the Company successfully concluded the negotiation and met the obligations required to be released from the commitment under non-cancelable operating leases for its former two studio/suite facility.  The facility had been leased under two leases, each of which had a term that expired on May 31, 2012.  From the time in which rent payments ceased in February 2009 until the time of the release from the facility lease, the Company accrued its monthly obligation to pay rent under the lease.  At the time of the settlement accrued rent payable in the amount of $13,662 was written off and recognized as forgiveness of debt income.

On September 30, 2009, a note payable was no longer due to a corporation but was the subject of an ownership transfer due to the corporation forgiving the debt.  The Company recognized $541 of debt forgiveness income in conjunction with this event, consisting of $500 of principal and $41 of accrued interest.

For the twelve month periods ending September 30, 2010 and 2009, and for the period from inception through September 30, 2010, the Company has recognized forgiveness of debt income in the amounts of $0, $14,203 and $14,203, respectively.

NOTE 6 – CAPITAL STOCK

On July 1, 2008, Skreem Studios, LLC was spun off from its then Parent Company Skreem Records Corporation (now called Insight Management, Inc.). Subsequent to the spin off, the limited liability company incorporated and became Skreem Studios, Inc. All shareholders of the Parent Company as of July 1, 2008 received one share in the newly formed Skreem Studios, Inc. These shares were treated as founders shares by the Company with an increase to common stock and the offset to additional paid in capital. This was the only stock transaction by the Company from inception through September 30, 2010.

The Company has 100,000,000 shares of $0.001 par value stock authorized.  At September 30, 2010 there were 3,051,870 shares outstanding.  Ownership by significant parties, officers and employees of the Company are as follows:

Name of beneficial owner	Number of shares	% of Ownership
Jeffrey Martin	1,697,500	56
FSC Limited	245,000	8
Forbes Investments Limited	245,000	8
Justin Martin, Vice President	300,000	10
Karen Aalders, Secretary/Treasurer	183,000	6
Thomas Tedrow	110,000	4
Charles Camorata, President	20,000	1
Other shareholders	251,370	7

NOTE 7 – RELATED PARTY TRANSACTIONS

All of the non-trade debt financing and related interest expense for the Company have been provided by and paid or accrued to the principal shareholder or entities controlled by him, see Note 5.

The facility at which the equipment held is stored is owned by an entity controlled by the principal shareholder and the rent expense for usage is contributed by the shareholder as additional paid in capital in the amounts of $200, $400, and $600 for the twelve months ended September 30, 2010, September 30, 2009 and from inception to September 30, 2010, respectively.

On April 2010, the Company loaned Sexy Fishing Lures, Inc., a related entity, $100.  On October 1, 2010, the outstanding loan from Sexy Fishing Lures, Inc and accrued interest receivable of $2 was forgiven in exchange for relief on $102 of debt owed to Jeffrey Martin.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

In October 2009 we leased studio facilities at 275 North Bayshore Drive, Ocoee, FL 34761.  We renegotiated that lease May 21, 2010 which permitted us to use the facilities at a rate of $50 per hour without any minimum use requirements.  We did not use the facility between October 2009 and September 30, 2010.  On February 2, 2011, we renegotiated the lease and extended the term to December 31, 2012.

Mainstream Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

NOTE 9 – EQUIPMENT

Property and equipment at September 30, 2010 and 2009  consisted entirely of $13,262 and $21,550 of recording studio equipment.  The equipment was being stored and was not in service.

The Company leased two Studio/Suites in June and September, 2006. These Suites required significant modifications and alterations in order for them to be placed in service as recording studios. Direct costs of $96,374 as well as carrying costs associated with the leasehold improvements of $16,786 were capitalized as they occurred and were being amortized straight line from the commencement of operations on January 2, 2008 over the five year term of the lease.

On August 10, 2008, the Company suffered a break-in and substantial equipment was stolen. The Company also incurred damage to its leased facility. The Company filed an insurance claim on the incident, receiving proceeds in the amount of $166,701 and recognizing an extraordinary loss of $19,376 for the year ended September 30, 2008.  An extraordinary gain in the amount of $32,813 was recognized in the twelve months ended September 30, 2009 for additional claims granted.  (See Note 12.)

In April, 2009 the Company vacated its leased facility (see Notes 1 and 14).  At that time the Company sold a small portion of its equipment at a loss and stored the remainder of its equipment (see Note 10).  All leasehold improvements were fully impaired as of September 30, 2009.

All escalating payment leases were expensed according to the straight line method.

NOTE 10 – OTHER ASSETS – EQUIPMENT HELD (NOT IN SERVICE)

In April, 2009 the Company moved its remaining equipment into storage with the intention of utilizing it in the future for operations.  Upon being moved to storage, the equipment was marked down to fair market value and a loss of $4,777 was recognized to adjust carrying value from net book value during the twelve months ended September 30, 2009. The equipment valued at fair market value is being depreciated over its remaining useful life.

NOTE 11 – INCOME TAXES

The Company has federal and state net operating loss carry forwards of $425,569 and $425,569, which expire in various years ending September 30, as indicated below:

	Federal	Florida
2013	$ ---	$101,262
2014	---	250,251
2015	---	74,056
2023	101,262	---
2024	250,251	---
2025	74,056	---
Total	$425,569	$425,569

A full valuation allowance has been taken on the deferred tax assets based on the Company’s determination that they are unlikely to pay income taxes in the future.

NOTE 12 – EXTRAORDINARY GAIN

The Company recognized extraordinary income during the year ended September 30, 2009 related to studio equipment that was burglarized on August 10, 2008. The extraordinary gain of $32,813 was considered extraordinary due to its unusual and infrequent nature.  The Company recognized a related extraordinary loss of $19,376 for the year ended September 30, 2008 for prior insurance claims approved.  The net extraordinary gain related to these insurance claims of $13,437 is equal to the proceeds received from the Company’s insurance claim less the book value of the assets stolen.  The insurance proceeds that were collected were netted against the loss in the manner above in accordance with FASB interpretation.

NOTE 13 – LOSS ON IMPAIRMENT OF FIXED ASSETS

The Company recognized a loss on the impairment of assets in the amount of $0 and $86,850 in the twelve months ended September 30, 2010 and 2009, respectively, and of $86,850 from inception through September 30, 2010.

Mainstream Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

NOTE 14 – RESTATEMENT OF INCOME STATEMENTS

The financial statements as originally audited presented operating losses from the prior facility location as a loss from discontinued operations, however the changes made more closely resemble a change of location under ASC 205-20-55-47 rather than the discontinuation of operations.  In accordance with this change in treatment, the following table presents the reclassifications to the Statements of Operations that result from the change.

	Year Ended September 30, 2009
	As Previously Stated		Restatement		Restated
Revenue:		$471	$	---		$471

Expenses: Operating expenses
General and administrative expenses		53,111		108,699		161,810
Depreciation expense		---		21,523		21,523
Impairment of fixed assets		4,777		82,073		86,850
Total operating expenses		57,888		212,295		270,183
Other Income (Expense):
Forgiveness of debt		14,203		---		14,203
Interest expense		(9,556)		---		(9,556)
Total other income (expense)		4,647		---		4,647
Net loss before discontinued operations		(52,770)		(212,295)		(265,065)
Extraordinary item		---		32,813		32,813
Loss from discontinued operations		(179,482)		179,482		---

Net Loss		$(232,252)	$	---		$(232,252)

Net Loss per Common Share for Continuing Operations - Basic and Diluted		$(.02)		$.02	$	---

Net Loss per Common Share for Discontinued Operations - Basic and Diluted		$(.06)		$.06	$	---

Net Loss before Extraordinary Item per Common Share - Basic and Diluted		$(.08)		$.01		$(.09)

Net Income from Extraordinary Item per Common Share - Basic and Diluted	$	---		$.01		$.01

Per Share Information:
Weighted Average Number of Common Stock
Shares Outstanding - Basic and Diluted		3,051,870		---		3,051,870

Mainstream Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

	October 7, 2005 (Inception) Through September 30, 2010
	As Previously Stated	Restatement		Restated
Revenue:	$471	$	---	$471

Expenses: Operating expenses
General and administrative expenses	122,675		297,297	419,972
Depreciation expense	8,288		72,026	80,314
Impairment of fixed assets	4,777		82,073	86,850
Total operating expenses	135,740		451,396	587,136
Other Income (Expense):
Forgiveness of debt	14,203		---	14,203
Interest income	2		---	2
Interest expense	(48,885)		---	(48,885)
Penalties	(600)		---	(600)
Total other income (expense)	(35,280)		---	(35,280)
Net loss before discontinued operations	(170,549)		(451,396)	(621,945)
Extraordinary item	---		13,437	13,437
Loss from discontinued operations	(437,959)		437,959	---

Net Loss	$(608,508)	$	---	$(608,508)

NOTE 15 – SUBSEQUENT EVENTS

Subsequent events were evaluated through the report date.  No material events came to our attention from the report date to the date these financial statement were issued.

Mainstream Entertainment, Inc.

(A Development Stage Company)

Balance Sheets

As of June 30, 2011 and September 30, 2010

(unaudited)

	June 30, 2011	September 30, 2010
ASSETS:
Current assets:
Cash	$66	$85
Due from related party	---	102
Prepaid expense	61	61
Total current assets	10,127	248

Equipment, net of accumulated depreciation of $11,051 and $8,288, respectively	9,118	13,262
TOTAL ASSETS	$9,245	$13,510

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
Accounts payable and accrued liabilities	$51,417	$35,750
Accrued interest – related party	38,658	40,513
Notes payable – related party	154,489	120,117
Total Current Liabilities	244,564	196,380

Stockholders' Deficit:

Common Stock, $.001 par value; 100,000,000 shares authorized, 3,051,870 shares issued and outstanding	3,052	3,052
Additional paid in capital	422,886	422,586
Deficit accumulated during the development stage	(661,257)	(608,508)
Total stockholders' deficit	(235,319)	(182,870)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$9,245	$13,510

The accompanying notes are an integral part of these financial statements.

Mainstream Entertainment, Inc

(A Development Stage Company)

Statements of Operations

For the nine months ended June 30, 2011 and 2010, and

the Period From October 7, 2005 (Inception) through June 30, 2011

(unaudited)

		Nine Months Ended June 30,			October 7, 2005 (Inception) Through June 30,
		2011		2010	2011
Revenue:	$	---	$	----	$471

Expenses: Operating expenses
General and administrative expenses		38,834		48.177	458,806
Depreciation expense		4,144		6,907	84,458
Impairment of fixed assets		---		---	86,850
Total operating expenses		42,978		55,084	630,114
Other Income (Expense):
Forgiveness of debt		1,215		---	15,418
Interest income		---		1	2
Interest expense		(10,986)		(8,623)	(59,871)
Penalties		---		(600)	(600)
Total other income (expense)		(9,771)		(9,222)	(45,051)
Net loss before extraordinary item		(52,749)		(64,306)	(674,694)
Extraordinary item		---		---	13,437

Net Loss		$(52,749)		$(64,306)	$(661,257)

Net Loss before Extraordinary Item per Common Share - Basic and Diluted		$(.02)		$(.02)

Net Income from Extraordinary Item per Common Share - Basic and Diluted	$	---	$	---

Per Share Information:
Weighted Average Number of Common Stock
Shares Outstanding - Basic and Diluted		3,051,870		3,051,870

The accompanying notes are an integral part of these financial statements.

Mainstream Entertainment, Inc.

(A Development Stage Company)

Statements of Cash Flows

For the nine months ended June 30, 2011 and 2010 and

the period from October 7, 2005 (Inception) through June 30, 2011

(unaudited)

	Nine months ended June 30,		October 7, 2005 (inception) to June 30,
	2011	2010	2011
Cash Flows from Operating Activities:
Net loss	$(52,749)	$(64,306)	$(661,257)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	4,144	6,907	84,458
Imputed rent	300	300	902
Loss on equipment	––	––	33,018
Forgiveness of accrued rent	––	––	(13,662)
Forgiveness of debt by third party	(1,215)	––	(1,756)
Extraordinary gain on insurance claim	––	––	(13,437)
Impairment of fixed assets	––	––	86,850
Bad Debt	––	––	54
Changes in:
Accounts receivable	––	––	(54)
Deposit	––	––	(6,000)
Prepaid expenses & other current assets	––	23	(64)
Accounts payable & accrued expense	13,829	13,321	114,321
Net Cash Flows Used in Operations	(35,691)	(43,755)	(376,627)
Cash Flows from Investing Activities:
Proceeds from sale of equipment	––	––	432
Proceeds from insurance claim	––	––	166,701
Purchase of fixed assets	––	––	(17,982)
Issuance of advances and notes receivable	––	(100)	(100)
Expenditures on construction in progress	––	––	(116,160)
Net Cash Flows Provided by (Used in) Investing activities	––	(100)	32,891
Cash Flows from Financing Activities:
Cash borrowings from related parties	36,500	44,400	493,691
Principal payments on related party debt	(828)	(984)	(190,213)
Cash contributions from former parent company	––	––	45,824
Distributions to owners	––	––	(5,500)
Net Cash Flows Provided by (Used in) Financing activities	35,672	43,416	343,802
Net Increase (Decrease) in Cash	(19)	(439)	66
Cash and cash equivalents-Beginning of period	85	613	––
Cash and cash equivalents-End of period	$66	$174	$66

The accompanying notes are an integral part of these financial statements.

Mainstream Entertainment, Inc.

(A Development Stage Company)

Statements of Cash Flows

For the nine months ended June 30, 2011 and 2010 and

the period from October 7, 2005 (Inception) through June 30, 2011

(unaudited)

	Nine months ended June 30,			October 7, 2005 (inception) to June 30,
	2011	2010		2011

SUPPLEMENTARY INFORMATION
Interest Paid	$9,900	$105	$	$14,049
Income Taxes Paid	$––	$––	$	$––

Non-cash transactions
Sale of fixed assets paid directly to note holder	$––	$––		$5,000
Equipment purchased by owners	––	––		162,998
Equipment purchased for notes payable	––	––		75,000
Issuance of shares from spin off from parent company	––	––		3,052
Debt extinguished for equity	––	––		210,025
Related party receivable exchanged for shareholder debt	102	––		102

The accompanying notes are an integral part of these financial statements.

Mainstream Entertainment, Inc.

(A Development Stage Company)

Statement of Changes in Stockholders’ Deficit

For the period from October 7, 2005 (Inception) through March 31June 30, 2011

(unaudited)

				Deficit
				Accumulated
	Common Stock		Additional	During the	Total
	Shares	Amount	Paid-in Capital	Development Stage	Stockholders Deficit
Inception to October 7, 2005
Founders shares	3,051,870	$3,052	$(3,052)	$––	$––
Fixed Assets contributed from owner	––	––	143,467	––	143,467
Net Loss	––	––	––	(14,828)	(14,828)
Balances - September 30, 2006	3,051,870	3,052	140,415	(14,828)	128,639
Distributions to owners	––	––	(5,500)	––	(5,500)
Equipment contributed from owners	––	––	10,971	––	10,971
Expenses paid by owners	––	––	17,799	––	17,799
Cash contributions from owners	––	––	13,500	––	13,500
Net Loss	––	––	––	(78,220)	(78,220)
Balances - September 30, 2007	3,051,870	3,052	177,185	(93,048)	87,189
Cash contributions from owners	––	––	32,324	––	32,324
Expenses paid by owners	––	––	718	––	718
Equipment contributed from owners	––	––	1,732	––	1,732
Debt Extinguished by Parent Company	––	––	205,500	––	205,500
Net Loss	––	––	––	(205,086)	(205,086)
Balances - September 30, 2008	3,051,870	$3,052	$417,459	$(298,134)	$122,377
Expenses paid by owners	––	––	202	––	202
Credit card debt assumed by owners	––	––	4,525	––	4,525
Net Loss	––	––	––	(232,252)	(232,252)
Balances - September 30, 2009	3,051,870	$3,052	$422,186	$(530,386)	$(105,148)
Expenses paid by owners	––	––	400	––	400
Net Loss	––	––	––	(78,122)	(78,122)
Balances - September 30, 2010	3,051,870	$3,052	$422,586	$(608,508)	$(182,870)
Expenses paid by owners	––	––	300	––	300
Net Loss	––	––	––	(52,749)	(52,749)
Balances - June 30, 2011	3,051,870	$3,052	$422,886	$(661,257)	$(235,319)

The accompanying notes are an integral part of these financial statements.

Mainstream Entertainment, Inc.

(A Development Stage Company)

Unaudited Notes to Financial Statements

NOTE 1 – NATURE OF OPERATIONS

Mainstream Entertainment, Inc. (f/k/a Skreem Studios, Inc and Skreem Studios LLC) was formed on October 7, 2005 as a limited liability company with the beneficial interest held by two of the Company’s shareholders, Jeffrey Martin and Tony Harrison. The Company initiated pre-commencement activity in May 2006, renting a studio facility, acquiring equipment, building out two studios and incurring other pre-operational expenses. On April 1, 2007 the Company was acquired by Insight Management Corporation (f/k/a Skreem Records Corporation) under the purchase method and commenced business operations.

On June 27, 2008, the majority of stockholders authorized a name and entity change from Skreem Studios, LLC to Skreem Studios, Inc. On July 1, 2008, Insight Management Corporation commenced a reverse spin-off of Skreem Studios, Inc., whereby the shareholders of record received one share of Skreem Studios, Inc. for each share owned of Insight Management.  On August 2, 2010, the Board of Directors authorized a name  change from Skreem Studios, Inc. to Mainstream Entertainment, Inc. The financial statements report activity of the Company from its inception on October 7, 2005.  On August 16, 2010, the Board of Directors authorized the withdrawal of the Securities and Exchange Registration Statement (Form S-1) pursuant to Rule 477 of the Securities Act of 1933.

The Company’s business is the operation of a recording studio. The Company generates revenue by providing the facility and related recording services. The Company leased two studio facilities located at 7648 Southland Boulevard, Orlando, FL, Suite/Studio 104 and Suite/Studio 105.  On April 15, 2009 the Board of Directors decided to suspend operations with the intention of resuming at a different location at a future date.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared utilizing the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America. Under this method, revenues are recognized when earned and expenses are recorded when liabilities are incurred.

Revenue Recognition

Revenue is recognized when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, services have been provided, the price is fixed or determinable, and collectability is reasonably assured. Revenue that is billed in advance such as recurring weekly or monthly services are initially deferred and recognized as revenue over the period the services are provided. As of June 30, 2011, no significant revenue has been recorded.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Concentrations of Risk

The rental of professional recording studios and provision of related services is highly competitive, with over a dozen studios operating in the metropolitan Orlando area.  Major factors that contribute to success are quality, convenience, service and price.  The cost of providing high quality service includes the acquisition of technologically current equipment in an environment that is built to provide good acoustics, which makes it difficult to compete with price.  There can be no assurance that the Company will be able to compete against the established studios, particularly in the current economic environment in which there is downward price pressure.  This competition may adversely affect the Company’s business, results of operations and financial condition.

The Company’s performance will be substantially dependent on the performance of its executive officer and engineer, Justin Martin and Charles Camorata.  The loss of the services of its executive officer or key employee, particularly in the early stages of operation and development, could have a material effect on its business, results of operations or financial condition.  The Company does not maintain key man life insurance covering either of them.

The Company’s financing of cash flows is dependent on loans from its principal shareholder.  The loss of this funding could have a material effect on its business, results of operations and financial condition.

The Company’s executive officers and key shareholders control approximately 94% of the Company’s outstanding Common Stock.  Accordingly, the Company’s executive officers and several key shareholders hold significant influence over the Company on matters submitted to the stockholders for approval, including the election of directors, mergers, consolidations, the sale of all or substantially all of its assets, and also the power to prevent or cause a change in control.

The Company’s growth and continued operations could be impaired by limitations on access to capital markets.  If the market for securities were to weaken for an extended period of time, the Company’s ability to raise capital will be substantially reduced.  Even if the market for securities were not to weaken, there is no assurance that a market for the Company’s stock will exist in the future.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of June 30, 2011 and September 30, 2010, there were no cash equivalents.

Prepaid Expenses

Prepaid expenses are advance payments for products or services that will be used in operations during the next twelve months.

Development Stage Company

The Company complies with FASB Pronouncements for its characterization of the Company as development stage.

Property, Equipment, and Improvements

Property and equipment are stated at cost less accumulated depreciation and valuation adjustments. Major additions and improvements are capitalized, and routine expenditures for repairs and maintenance are charged to expense as incurred. Fully depreciated assets are carried on the books until the date of disposal. Property sold or retired, and the related gain or loss, if any, is taken into income currently. Property that costs less than $500 is expensed as incurred.

Depreciation and Amortization

Depreciation is calculated according to the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years for equipment and furnishings and over the life of the lease for leasehold improvements.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance with the applicable FASB standard, "Accounting for the Impairment or Disposal of Long- lived Assets". Under the standard, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Fair Value Measurements

On January 1, 2008, the Company adopted ASC No. 820-10 (ASC 820-10), formerly SFAS 157, Fair Value Measurements.  ASC 820-10 relates to financial assets and financial liabilities.

ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

•

Level 1. Observable inputs such as quoted prices in active markets;

•

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company values its fixed assets at their fair value if impairment is identified in accordance with the applicable FASB standard. The inputs that are used in determining the fair value of these assets are Level 3 inputs. These inputs consist of but are not limited to the following: estimates of prices for similar assets according to web markets such as ebay, estimates of the condition of the property, estimates of the costs to get the assets ready for sale, etc. At September 30 2009, the company recognized impairment on their Studio Equipment to adjust the carrying value down to the fair value of $21,550. There were no impairment indicators as of June 30, 2011.  No assets were re-valued at fair value on a recurring or non-recurring basis as of June 30, 2011.

Income Taxes

The Company accounts for income taxes under the applicable Financial Accounting Standards Board of Financial Accounting Standard, "Accounting for Income Taxes". Under the standard, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base. Current income tax provisions are made based on taxable income reported to federal and state taxing authorities. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of June 30, 2011 and  2010, there were no current or deferred income tax expense or benefits.

For income tax reporting purposes, the Company uses accounting methods that recognize depreciation sooner than for financial statement reporting. As a result, the basis of property and equipment for financial reporting exceeds its tax basis by the cumulative amount that accelerated depreciation exceeds straight-line depreciation. Deferred income taxes have been recorded for the excess, which will be taxable in future periods through reduced depreciation deductions for tax purposes.  A full valuation allowance has been taken on the deferred tax assets based on the Company’s determination that they are unlikely to pay income taxes in the future.

Cash paid for income taxes for the nine month periods ended June 30, 2011 and 2010, respectively and from inception was $0.

Basic and Diluted Net Income Per Common Share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.  The Company had no common stock equivalents from inception through June 30, 2011.

As of June 30, 2011, there were no potentially dilutive securities outstanding.

Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements and for stock options issued to non-employees using the fair value method in accordance with the provisions of the applicable FASB standards.

The Company did not grant any stock options from inception through June 30, 2011.

Advertising

Advertising costs are generally expensed as incurred. Total advertising cost for the twelve month periods ended June 30, 2011 and 2010 and from inception was $0, $0 and $4,440, respectively.

Recent Accounting Pronouncements

In December 2010, the FASB issued FASB ASU No. 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts,” which is now codified under FASB ASC Topic 350, “Intangibles — Goodwill and Other.” This ASU provides amendments to Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not a goodwill impairment exists. When determining whether it is more likely than not an impairment exists, an entity should consider whether there are any adverse qualitative factors, such as a significant deterioration in market conditions, indicating an impairment may exist. FASB ASU No. 2010-28 is effective for fiscal years (and interim periods within those years) beginning after December 15, 2010. Early adoption is not permitted. Upon adoption of the amendments, an entity with reporting units having carrying amounts which are zero or negative is required to assess whether is it more likely than not the reporting units’ goodwill is impaired. If the entity determines impairment exists, the entity must perform Step 2 of the goodwill impairment test for that reporting unit or units. Step 2 involves allocating the fair value of the reporting unit to each asset and liability, with the excess being implied goodwill. An impairment loss results if the amount of recorded goodwill exceeds the implied goodwill. Any resulting goodwill impairment should be recorded as a cumulative-effect adjustment to beginning retained earnings in the period of adoption. This ASU is not expected to have any material impact to our financial statements.

In December 2010, the FASB issued FASB ASU No. 2010-29, “Disclosure of Supplementary Pro Forma Information for Business Combinations,” which is now codified under FASB ASC Topic 805, “Business Combinations.” A public entity is required to disclose pro forma data for business combinations occurring during the current reporting period. This ASU provides amendments to clarify the acquisition date to be used when reporting the pro forma financial information when comparative financial statements are presented and improves the usefulness of the pro forma revenue and earnings disclosures. If a public company presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) which occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The supplemental pro forma disclosures required are also expanded to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. FASB ASU No. 2010-29 is effective on a prospective basis for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010, with early adoption permitted. The adoption of this ASU will not have a material effect on our financial position, results of operations or cash flows.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard did not have a significant impact on the Company’s financial statements.

On February 24, 2010, the FASB issued guidance in the “Subsequent Events” topic of the FASC to provide updates including: (1) requiring the company to evaluate subsequent events through the date in which the financial statements are issued; (2) amending the glossary of the “Subsequent Events” topic to include the definition of “SEC filer” and exclude the definition of “Public entity”; and (3) eliminating the requirement to disclose the date through which subsequent events have been evaluated. This guidance was prospectively effective upon issuance. The adoption of this guidance did not impact the Company’s financial statements.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. The guidance requires new disclosures on the transfers of assets and liabilities between Level 1 (quoted prices in active market for identical assets or liabilities) and Level 2 (significant other observable inputs) of the fair value measurement hierarchy, including the reasons and the timing of the transfers. Additionally, the guidance requires a roll forward of activities on purchases, sales, issuance, and settlements of the assets and liabilities measured using significant unobservable inputs (Level 3 fair value measurements). The guidance became effective for us with the reporting period beginning January 1, 2010, except for the disclosure on the roll forward activities for Level 3 fair value measurements, which will become effective for us with the reporting period beginning July 1, 2011. Other than requiring additional disclosures, adoption of this new guidance should not have a material impact on our financial statements.

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, the Company has accumulated losses of $661,257 and has a working capital deficit of $244,437 at June 30, 2011. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. Management intends to finance these deficits through the sale of stock.

NOTE 4 – DEVELOPMENT STAGE OPERATIONS

The Company was formed October 7, 2005. Initial funding for the Company was provided by the parent’s principal stockholder via equity capital, direct debt capital and indirect/related party debt capital. The Company’s business operations commenced January 2, 2008 and were discontinued on April 15, 2009. Operations of the Company from inception have been devoted primarily to raising capital, obtaining financing, acquiring equipment, constructing improvements to the rented studio facilities, and administrative functions. Start-up and organization costs are expensed as incurred.  The Company plans to resume operations in 2011 upon the receipt of additional funding. Transactions with shareholders and other related parties are described in other notes to these financial statements.

NOTE 5 – RELATED PARTY NOTES

On February 26, 2008, the Company’s Parent Company as of that date, Skreem Records Corporation, issued 500,000 common shares of SRC stock to relieve notes payable on behalf of both the Company and the Parent Company. The debt relieved related to the Company was $205,500. The debt relieved for the Parent Company was $44,500, for a total debt relieved for the parent and subsidiary of $250,000. The relative market value of the SRC stock at the time of issuance was $0.50 per share. Therefore, no gain or loss on this extinguishment was recognized as the consideration given up by the parent in the form of SRC stock was equal to the consideration received in relief of the notes payable of $250,000. This non-cash transaction was taken as a contribution from the parent in fiscal 2008.

At June 30, 2011 and September 30, 2010, interest in the amounts of $38,658 and $40,513, respectively, is accrued on these notes. Interest expense for the nine months ended June 30, 2011 and 2010, and from inception was $10,986, $8,623 and $59,871 respectively.

Short-term debt as of June 30, 2011 and September 30, 2010 consisted of the following demand notes:

	June 30, 2011	Sept. 30, 2010
Various unsecured demand notes to the principal shareholder with no
stated interest rate; interest is being accrued at 8.00% & 5%. At June 30, 2011 and September 30, 2010, the principal balance of the 5.00% notes were $21,200 and $10,300 and of the 8% notes were $21,500 and $20,728, respectively	$42,700	$31,028

Various unsecured demand notes to a business owned and controlled
by the principal shareholder with a stated interest rate of 5.00% and 8.00%. At June 30, 2011 and September 30, 2010, the principal balance of the 5.00% notes were $11,500 and $0 and of the 8.00% notes were $11,923 and $ 11,923	23,423	11,923

An unsecured demand note to a business owned and controlled by one of the shareholders with no stated interest rate; interest is being
accrued at 8.00%.	---	1,600

Various unsecured demand notes to a corporation controlled by the
principal shareholder with a stated interest rate of 8.00%.	10,016	10,016

Various unsecured demand notes to a limited partnership controlled by the principal shareholder with a stated interest rates of 5.00% & 6.00%. At June 30, 2011 and September 30, 2010 the principal balance of the 5.00% notes were $20,100 & $11,100 and of the 6.00% notes were $10,750 & $10,750, respectively.	30,850	21,850

Various unsecured demand notes to a limited partnership controlled by the principal shareholder with a stated interest rates of 5.00% & 6.00%. At June 30, 2011 and September 30, 2010 the principal balance of the 5.00% notes were $41,500 & $36,500 and of the 6.00% notes were $6,000 & $6,000, respectively.	47,500	42,500

An unsecured demand note to a corporation in which the principle shareholder has a minority stock interest with a stated interest of 5.00%.	---	1,200
	$154,489	$120,117

The related party creditor is Jeff Martin, the controlling shareholder of the Company who owns 73% of the Company’s shares.

On September 16, 2009 the Company successfully concluded the negotiation and met the obligations required to be released from the commitment under non-cancelable operating leases for its former two studio/suite facility.  The facility had been leased under two leases, each of which had a term that expired on May 31, 2012.  From the time in which rent payments ceased in February 2009 until the time of the release from the facility lease, the Company accrued its monthly obligation to pay rent under the lease.  At the time of the settlement accrued rent payable in the amount of $13,662 was written off and recognized as forgiveness of debt income.

On September 30, 2009, a note payable was no longer due to a corporation but was the subject of an ownership transfer due to the corporation forgiving the debt.  The Company recognized $541 of debt forgiveness income in conjunction with this event, consisting of $500 of principal and $41 of accrued interest.

On June 30, 2011, a note payable was forgiven and no longer due.  The Company recognized $1,215 of debt forgiveness income in conjunction with this event, consisting of $1,200 of principal and $15 of accrued interest.

For the nine month periods ending June 30, 2011 and 2010, and for the period from inception through June 30, 2011, the Company has recognized forgiveness of debt income in the amounts of $1,215, $0 and $15,418, respectively.

NOTE 6 – CAPITAL STOCK

On July 1, 2008, Skreem Studios, LLC was spun off from its then Parent Company Skreem Records Corporation (now called Insight Management, Inc.). Subsequent to the spin off, the limited liability company incorporated and became Skreem Studios, Inc. All shareholders of the Parent Company as of July 1, 2008 received one share in the newly formed Skreem Studios, Inc. These shares were treated as founders shares by the Company with an increase to common stock and the offset to additional paid in capital. This was the only stock transaction by the Company from inception through June 30, 2011.

The Company has 100,000,000 shares of $0.001 par value stock authorized.  At June 30, 2011, there were 3,051,870 shares outstanding.  Ownership by significant parties, officers and employees of the Company are as follows:

Name of beneficial owner	Number of shares	% of Ownership
Jeffrey Martin	2,228,500	73
Justin Martin, Vice President	300,000	10
Karen Aalders, Secretary/Treasurer	183,000	6
Thomas Tedrow	110,000	4
Charles Camorata, President	20,000	1
Other shareholders	251,370	6

NOTE 7 – RELATED PARTY TRANSACTIONS

All of the non-trade debt financing and related interest expense for the Company have been provided by and paid or accrued to the principal shareholder or entities controlled by him, see Note 5.

The facility at which the equipment held is stored is owned by an entity controlled by the principal shareholder and the rent expense for usage is contributed by the shareholder as additional paid in capital in the amounts of $300, $300, and $900 for the nine months ended June 30, 2011, June 30, 2010 and from inception to June 30, 2011, respectively.

On April 2010, the Company loaned Sexy Fishing Lures, Inc., a related entity, $100.  On October 1, 2010, the outstanding loan from Sexy Fishing Lures, Inc and accrued interest receivable of $2 was forgiven in exchange for relief on $102 of debt owed to Jeffrey Martin.

As of January 1, 2011, the demand note from a business owned and controlled by the principal shareholder was assumed by Jeffrey Martin.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

In October 2009, the Company leased studio facilities at 275 North Bayshore Drive, Ocoee, FL 34761.  The lease was renegotiated on  May 21, 2010 which permitted the Company to use the facilities at a rate of $50 per hour without any minimum use requirements.  The facility was not used between October 2009 and December 31, 2010.  On February 2, 2011, the lease was renegotiated and extended the term to December 31, 2012.

NOTE 9 – EQUIPMENT

Property and equipment at June 30, 2011 and September 30, 2010 consisted entirely of $9,118 and $13,262 of recording studio equipment.  The equipment was being stored and was not in service.

The Company leased two Studio/Suites in June and September, 2006. These Suites required significant modifications and alterations in order for them to be placed in service as recording studios. Direct costs of $96,374 as well as carrying costs associated with the leasehold improvements of $16,786 were capitalized as they occurred and were being amortized straight line from the commencement of operations on January 2, 2008 over the five year term of the lease.

On August 10, 2008, the Company suffered a break-in and substantial equipment was stolen. The Company also incurred damage to its leased facility. The Company filed an insurance claim on the incident, receiving proceeds in the amount of $166,701 and recognizing an extraordinary loss of $19,376 for the year ended September 30, 2008.  An extraordinary gain in the amount of $32,813 was recognized in the twelve months ended September 30, 2009 for additional claims granted.  (See Note 12.)

In April, 2009 the Company vacated its leased facility (see Note 1).  At that time the Company sold a small portion of its equipment at a loss and stored the remainder of its equipment (see Note 10).  All leasehold improvements were fully impaired as of September 30, 2009.

All escalating payment leases were expensed according to the straight line method.

NOTE 10 – OTHER ASSETS – EQUIPMENT HELD (NOT IN SERVICE)

In April, 2009 the Company moved its remaining equipment into storage with the intention of utilizing it in the future for operations.  Upon being moved to storage, the equipment was marked down to fair market value and a loss of $4,777 was recognized to adjust carrying value from net book value during the twelve months ended September 30, 2009. The equipment valued at fair market value is being depreciated over its remaining useful life.

NOTE 11 – INCOME TAXES

The Company has federal and state net operating loss carry forwards of $477,895 and $477,895, which expire in various years ending June 30, as indicated below:

	Federal	Florida
2013	$ ---	$101,262
2014	---	250,251
2015	---	74,056
2016		52,326
2023	101,262	---
2024	250,251	---
2025	74,056	---
2026	52,326
Total	$477,895	$477,895

A full valuation allowance has been taken on the deferred tax assets based on the Company’s determination that they are unlikely to pay income taxes in the future.

NOTE 12 – EXTRAORDINARY GAIN

The Company recognized extraordinary income during the year ended September 30, 2009 related to studio equipment that was burglarized on August 10, 2008. The extraordinary gain of $32,813 was considered extraordinary due to its unusual and infrequent nature.  The Company recognized a related extraordinary loss of $19,376 for the year ended September 30, 2008 for prior insurance claims approved.  The net extraordinary gain related to these insurance claims of $13,437 is equal to the proceeds received from the Company’s insurance claim less the book value of the assets stolen.  The insurance proceeds that were collected were netted against the loss in the manner above in accordance with FASB interpretation.

NOTE 13 – LOSS ON IMPAIRMENT OF FIXED ASSETS

The Company recognized a loss on the impairment of assets in the amount of $0 and $0 in the nine months ended June 30, 2011 and 2010, respectively, and of $86,850 from inception through June 30, 2011.

NOTE 14 – SUBSEQUENT EVENTS

Subsequent events were evaluated through the report date.  No material events came to our attention from the report date to the date these financial statement were issued.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation

The Company will focus on the contracting of music writers, artists, and producers with the intent of providing a professional recording and producing environment for them to create their material, then promoting their material through industry proven means including but not limited to, social media, websites, product placement, live performances and radio airplay. This promotion is for the purpose of creating a demand for the artists and their products thus positioning the Company to enter into contracts with larger well-established companies for further promotion of the artists. The process for finding and signing artists is multifaceted including, but not limited to, internet searches, contests, live scouting, and affiliations with other industry professionals globally.

We anticipate that revenue will be derived from multiple sources including, but not limited to:

•

Percentage of sales and publishing income through sales of downloads through iTunes, Amazon MP3, etc.,

•

Licensing of artists’ product to third party users

•

Percentage of live performances, management fees, and merchandising

•

Internet advertising through affiliate programs such as Google AdSense, monetizing artists’ websites and social media such as Facebook, YouTube, Twitter, etc.

•

Profits realized from rental of recording studio time, video production, and creation of internet promotion for artists with previously secured investors or investment capital

Use of funds will include:

•

Up front studio costs

•

Video production costs

•

Creation of web content such as web sites, social media oversight and other web related activities

•

General oversight of business and production operations

•

Accounting, both in house and outside accounting/auditing services

The Company searches continuously for talent for recording and performing. When an artist is found to be commercially viable the Company will sign the artist to a contract, which is customary in the industry to include audio recordings, video recordings, live performances, merchandising, publishing revenues, endorsements, and management. These contracts will provide for a percentage of revenues generated by all of the above endeavors to be divided between the artist and the Company. The costs of this process is estimated at $5,000. Estimated time frame to receive first funds is approximately 90 days after completion of recording.

The timeframe necessary to establish an artist varies according to the artist’s prior endeavors as well as the amount of composition the artist has ready for recording or performance. In some instances, such as when the artist has sufficient composition material to begin immediately, the music product can be ready for digital distribution within 60 to 90 days.

The Company will provide music recording and video production, promotion, and booking for the artists. Distribution of artists’ material will be through standard industry outlets and includes both digital and hard copy production according to popularity and profitability of the artist. In addition, the Company will provide web sites and direction in the use of social networking including Facebook, YouTube, Twitter, etc. $6500 new cost associated with this phase and a completion time estimated around 60 to 90 days.   We estimate revenues would be generated approximately 90 to 120 days after release.

The Company will seek funding from Jeff Martin in order cover these costs.

Distribution

The Company will distribute the artists’ products through internet sales, live performances, and in store product.  In store product will be considered when internet and live performance demands show that production of CD and/or DVD product will be profitable.  The Company will pursue licensing and sales agreements with third party distributors for overseas distribution and sales. Distribution costs are born by the individual agreements that we may sign with foreign companies.

Social Networking

An artist’s main interest is the promotion of their own material, and in the interest of self-promotion they stay connected and reach out to their followers through continuous social networking. These artists generate thousands of followers through their Twitter accounts, Facebook pages, and YouTube videos. As the Company, we will centralize these self-promotion efforts providing guidance of their networking efforts as well as increased visibility through focused marketing. Through oversight and monitoring of this networking traffic, monetizing these efforts will be realized through affiliate advertising programs, web based direct sales programs, and pay-per-click affiliations. This process could potentially prove to be a significant revenue source. Manpower, not money runs this phase of the operation. We have Justin Martin who can provide us with the know-how to enter the social networking market.  We estimate the approximate timeframe of about 60 to 90 days before launch of our artists and music.

Publishing

All artists will be asked to sign a Publishing Agreement as part of the Contract between the Company and the artist. This agreement will grant rights for the writer’s compositions to the Company for which the Company will pay royalties based on the terms and conditions of the agreement. Revenues will be realized from the performance of or sales of any product containing the performances of the artist/writer, as well as through the licensing of those rights to third parties for performance and recording. No additional  money will be needed for this phase. Charles Camarata has the experience to run all publishing functions for the company. The time frame will be structure whenever new music is written by one of our signed arists.  The artist will submit the composition to the company for publishing. The revenue stream will be split between the company and the artist.

Recording and Production

The Company will provide recording and production of artist using facilities currently under contract. The cost of each individual artist will vary according to the amount of material to be recorded, which will be determined by the Company, therefore, the cost of producing each artist can be determined prior to production and can be controlled by the Company. The cost associated with this phase will paid for by the contracting company. This process should begin within 90 days from the signing new an Artist or a recording company that will pay for the production and recording on a contractual basis.

Results of Operations and Operating Expenses:

For the year ended September 30, 2010 vs. the year ended September 30, 2009 Net Income and Loss: Net loss for the year ended September 30, 2010 was $78,122, compared to $232,723 for the year ended September 30, 2009.  For the nine months ended June 30, 2011 compared to the nine months ended June 30, 2010, net loss for the nine months ended June 30, 2011 was $52,749 compared to $64,306 for the nine months ended  June 30, 2010.  For the year ended September 30, 2009 vs. the year ended September 30, 2008 Net Income and Loss: Net loss for the year ended September 30, 2009 was $232,723, compared to $205,086 for the year ended September 30, 2008.  For the nine months ended June 30, 2010 compared to the nine months ended June 30, 2009, net loss for the nine months ended June 30, 2010 was $64,306 compared to $218,399 for the nine months ended June 30, 2009.

The major component of general and administrative expenses is professional fees in the following amounts: $37,465,  $45,585 and $50,486 for the nine months ended June 30, 2011, 2010 and 2009, $47,945, $66,422 and $36,094 for the years ended September 30, 2010, 2009 and 2008, and $164,297 from inception through June 30, 2011.

Liquidity and Capital Resources

As of June 30, 2011, we had a cash balance of $10,150 compared to $85 as of September 30, 2010.  The Company does not believe that such funds will be sufficient to fund its expenses over the next twelve months. There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements, or understandings with any person to obtain funds through bank loans, lines of credit, or any other sources.

Previously the Company has relied upon its major shareholder to advance funds to allow it to operate in such situations. The plan of operation outlined above is not principally dependent upon debt financing.  If the fund raising falls short of the goals outlined, the majority shareholder will continue to fund the Company as needed until profitability – Jeff Martin, as the majority shareholder, does not have an obligation to contribute any additional funds to the company.  Mr. Martin’s contribution is discretionary, but it is likely he will continue to fund the company if necessary. However, because the Company has no bank arrangements or plans currently in effect, its inability to raise equity financing for the above purposes will have a severe negative impact on the plan of operations outlined above.

Debt Financings and Related Party Notes:

The Company is highly dependent on related party financing, specifically from majority shareholder, Jeffrey Martin (“Related Party Notes”).  All of the debt financing and related interest expense for the Company have been provided by and paid or accrued to Jeffrey Martin, the principal shareholder or entities controlled by him.  The Related Party Notes are made formal through promissory notes.  Other than these Related Party Notes, there are no other formal agreements between the Company and Jeffrey Martin regarding any future debt financing or the payment of related interest expenses.

On February 26, 2008, the Company’s former Parent Company, Insight Management Corporation, (the “Former Parent Company), formerly known as Skreem Records Corporation, issued 500,000 common shares of the Former Parent Company common stock to relieve notes payable on behalf of both the Company and the Former Parent Company, for a total debt relieved of $250,000. The 500,000 Former Parent Company common shares were issued to Jeffrey Martin.   The debt relieved related to the Company was $205,500, incurred by the Company’s acquisition of equipment and operations such as rent, utilities and similar expenses.   The debt relieved for the Former Parent Company was $44,500.

The relative market value of the Former Parent Company common stock at the time of issuance was $0.50 per share. Therefore, no gain or loss on this extinguishment was recognized as the consideration given up by the former parent in the form of the Former Parent Company common stock was equal to the consideration received in relief of the notes payable of $250,000. This non-cash transaction was taken as a contribution from the Formal Parent Company in fiscal 2008.

On June 30, 2011 interest in the amount of $38,658 compared to $40,513 at September 30, 2010 is accrued on these notes. Interest expense for the nine months ended June 30, 2011 and 2010, the year ended September 30, 2011, the year ending September 30, 2010 and from inception through June 30, 2011 was $10,986, $8,623, $11,756, $9,556 and $59,871, respectively.

	March 31, 2011	Sept. 30, 2010
Various unsecured demand notes to the principal shareholder with no
stated interest rate; interest is being accrued at 8.00% & 5%. At March 31, 2011 and September 30, 2010, the principal balance of the 5.00% notes were $21,199 and $10,300 and of the 8% notes were $21,500 and $20,728, respectively	$42.699	$31,028

Various unsecured demand notes to a business owned and controlled
by the principal shareholder with a stated interest rate of 8.00% & 5%. At March 31, 2011 and September 30, 2010, the principal balance of the 5% notes were $11,500 and $0 and of the 8% notes were $11,923 and $11,923, respectively.	23,423	11,923

An unsecured demand note to a business owned and controlled by one of the shareholders with no stated interest rate; interest is being
accrued at 8.00%.	---	1,600

Various unsecured demand notes to a corporation controlled by the
principal shareholder with a stated interest rate of 8.00%.	10,016	10,016

Various unsecured demand notes to a limited partnership controlled by the principal shareholder with a stated interest rates of 5.00% & 6.00%. At March 31, 2011 and September 30, 2010 the principal balance of the 5.00% notes were $20,100 & $11,100 and of the 6.00% notes were $10,750 & $10,750, respectively.	30,850	21,850

Various unsecured demand notes to a limited partnership controlled by the principal shareholder with a stated interest rates of 5.00% & 6.00%. At March 31, 2011 and September 30, 2010 the principal balance of the 5.00% notes were $41,500 & $36,500 and of the 6.00% notes were $6,000 & $6,000, respectively.	47,500	42,500

An unsecured demand note to a corporation in which the principal shareholder has a minority stock interest with a stated interest of 5.00%.	---	1,200
	$154,489	$120,117

The related party creditor is Jeffrey Martin, the controlling shareholder of the Company who owns 73% of the Company’s shares.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Product Research and Development

Our research and development consists of song writing and recording.

Acquisition or Disposition of Plant and Equipment

Not applicable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company does not issue or invest in financial instruments or their derivatives for trading or speculative purposes. The operations of the Company are conducted primarily in the United States, and, are not subject to material foreign currency exchange risk.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and officers of the Company are listed below with information about their respective backgrounds. Each Director is elected to serve a one year term, until the next annual meeting of the shareholders or until their successor is elected (or appointed) and qualified.

Name	Age	Position	Date of Appointment
Charles Camorata	56	President, CEO and Director	June 24, 2008
Justin Martin	27	Vice President, and Director	June 24, 2008
Karen Aalders	59	Secretary/Treasurer and Director	June 24, 2008

Significant Employees

The Company’s performance will be substantially dependent on the performance of its executive officer and engineer, Justin Martin and Charles Camorata.  The loss of the services of its executive officer or key employee, particularly in the early stages of operation and development, could have a material effect on its business, results of operations or financial condition.  The Company does not maintain key man life insurance covering either of them.

Family Relationships

Justin Martin is the son of our majority shareholder Jeffrey Martin.

Business Experience

Our executive officers will spend a limited amount of time working for the Company.  We expect that their efforts will be limited to no more than 10 hours per week each.

The principal occupation for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

Chief Executive Officer, President, Director

Charles Camorata, 56. Mr. Camorata was elected as president and director of Mainstream Entertainment in 2008 and continues to hold the position. His duties include: Running all operations needed to produce, record, and release music as well as set up the studio operations. He also had oversight of the filing of all publishing of songs in our catalog. Prior to his appointment he was the Vice President/Producer for Skreem Entertainment Corporation from 2000-2007 where he developed new groups and prepared them for recording careers by providing vocal and dance training, as well as produce their first commercially released record.

Prior to joining the company, from 1993-1999 Mr. Camorata was self employed as a music, sound, and design consultant and project manager with projects including: Theme Parks and Recording Studios including Walt Disney World, Universal Studios and MGM Studios Sound designer/design supervisor, MIDI systems programmer, and music editor/mixer for “Porta Europa” – an MCA/Universal theme park in Wakayama, Japan. He was the sound designer/design supervisor, MIDI systems programmer, and music editor/mixer for the “Water World Stunt Show” in Universal Studios Hollywood. (Won IAAPA award for “Best Mixed Stunt Show Worldwide” 1995). He was the sound designer/design supervisor for Fox Television’s fall 1994 series “Fortune Hunter”. He was the sound designer/design supervisor for independent film “Shakti” released in Puerto Rico. He was the project manager and design consultant for Sound Deluxe Inc. Projects managed and designed include The Nascar Café Chain, Caroline’s Comedy Nation in Manhattan, All-star Cafes, Seuss Landing at Universal Studios Florida .

The Company believes that Mr. Camorata’s music industry experience qualifies him to act as a director of Mainstream Entertainment.

Vice President, Director

Justin Martin, 27. Mr. Martin joined Mainstream Entertainment in April 2007. Mr. Martin got his start with music group called “3rd Wish”, on or about January 6, 2001. The group for the most part made a name for themselves in the European market. He has extensive music training since the age of 16.  Mr. Martin has no experience operating a public company. He continues to be a member of 3 rd Wish.   The Company believes that his music training and performing experience qualify him to act as a director of a music company such as Mainstream Entertainment.

Treasurer, Secretary, Director

Karen Aalders, 59, joined Mainstream in 2006 and has over fifteen years of financial reporting experience with private and publicly listed companies.  Her responsibilities serving as both Secretary/Treasurer and Board Member have included all financial aspects of the companies and daily activities, communicating with accountants and auditors to make sure that all filings and regulations were complied with, and preparing financial presentations for investment banking groups.

Ms. Aalders has served in a financial control position for start-up firms, taking them through the formation stage, pre and post funding, public offering, filing, listing and trading.  She has handled the financial analysis of, and reporting on, merger and acquisitions from initial interest through successful conclusion.  These companies have included those in the fields of media, gaming, manufacturing and retail, located in the United States, Hong Kong, Korea, China and Europe.

 From 1970 through 1994, Ms. Aalders' private industry experience included Purchasing Oversight at Sorex Medical, Inc., International Purchasing Supply Liason for Sciex, Inc., a security products manufacturing firm, and Department Administrator for five years for Ampex Corporation.

The Company believes that Ms. Aalder’s experience with financial reporting with private and publicly held companies qualifies her to act as a director of Mainstream Entertainment.

Control Person

Jeffrey Martin has been the President and CEO of Martin Consulting, Inc. for the last five years.  During his tenure at Martin Consulting, Mr. Martin provided business consulting and real estate investment advice which has resulted in the purchasing and selling of real property investments.  Additionally, Martin Consulting has provided investment capital to small emerging companies.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, director nominees, and  executive officers and during the past five years none of our promoters and control persons have been:

•

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Code of Ethical Conduct

Our board of directors has not adopted a Code of Ethical  Conduct.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation for each executive officer for the past two fiscal years ended September 30.

Summary Compensation Table

Name and Position	Year	Salary	Bonus	Underlying Stock Options	Stock Grants
Charles Camorata, Director	2009 2010	-0- -0-	0- -0-	-0- -0-	-0- -0-
Justin Martin, Director	2009 2010	-0- -0-	-0- -0-	-0- -0-	-0- -0-
Karen Aalders, Director	2009 2010	-0- -0-	-0- -0-	-0- -0-	-0- -0-

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Each executive officer is elected annually by the Board of Directors to hold their respective office until the annual meeting of shareholders and until their successors is chosen and qualified.

Executive Officer Compensation

All officers serve without compensation until such time as the board of directors has sufficient financial information with which to make a decision on an appropriate level executive compensation. .  Management believes that $50,000 annual revenue is sufficient to consider setting a level of officer compensation.

Director Compensation

Our directors serve without compensation until such time as the company has sufficient revenue at which time compensation will be set by the board of directors.  Management believes that $50,000 annual revenue is sufficient to consider setting a level of director compensation.

Summary Compensation Table

Name and Position	Year	Salary	Bonus	Underlying Stock Options	Stock Grants
Charles Camorata, President	2009 2010	-0- -0-	0- -0-	-0- -0-	-0- -0-
Justin Martin, Vice-President	2009 2010	-0- -0-	-0- -0-	-0- -0-	-0- -0-
Karen Aalders, Secretary/Treasurer	2009 2010	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Committees of the Board of Directors

We have no committees of the board of directors.

Employment and Consulting Agreements with Management

The Company has not entered into any employment agreements with any of its executive officers or employees.

The Company's officers and directors do not presently receive any compensation for their services rendered to the Company.  No remuneration of any nature has been paid for or on account of services rendered to any other officer or director in such capacity.

The officers and directors of the Company will not receive any finder's fee, either directly or indirectly, as a result of his efforts to implement the Company's business plan outlined herein.

The board of directors may elect to compensate its officers and directors at any time for the value of their services provided to the Company.

Grants of Plan-Based Awards

The Board of Directors plans to grant non-qualified options annually to each officer as additional future compensation for services rendered. The timing and extent of such option grants are made at the sole discretion of the Board of Directors and have an exercise price equal to the estimated fair-market-value on the date of the grant. There is no other compensation given beyond the potential of the option grants.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards to any executive officer in the last fiscal year.

Meetings And Committees of The Board Of Directors

We presently have no formal independent Board committees. Until further determination, the full Board of Directors will undertake the duties of the audit committee, compensation committee and nominating and governance committee.

Compensation Committee

The board of directors, in its Compensation Committee role, will be responsible for reviewing performance of senior management, recommending compensation, and developing compensation strategies and alternatives for the Company.

Audit Committee

The board of directors, in its Audit Committee role, will be responsible for selecting the Company’s independent auditors, approve the scope of audit and related fees, and review financial reports, audit results, internal accounting procedures, related-party transactions, when appropriate, and programs to comply with applicable requirements relating to financial accountability. The Audit Committees function will include the development of policies and procedures for compliance by the Company and its officers and directors with applicable laws and regulations.  The board of directors acting in its audit committee capacity has reviewed and discussed the attached audited financial statements with management.  Based on this review and discussion, the board of directors, in its audit committee role, recommended that the audited financial statements be included in this registration statement.

Nomination and Governance Committee

The board of directors, in its Nomination and Governance Committee role, will be responsible for recommendations to the Board of Directors respecting corporate governance principles; prospective nominees for director; Board member performance and composition; function, composition and performance of Board committees; succession planning; director and officer liability insurance coverage; and directors’ responsibilities.

Audit Committee Financial Expert

We do not have an Audit Committee financial expert.

Shareholder Communications

The Company does not currently have a process for security holders to send communications to the Board.

Security Ownership of Certain Beneficial Owners and Management

The following  table sets forth the Common Stock  ownership  information  as of October 21, 2011 , with respect to (i) each person known to the Company to be the beneficial  owner of more than 5% of the Company's  Common Stock; (ii) each director of the  Company; and (iii) all directors, executive officers and designated  stockholders of the Company as a group.  This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, we believe  that each has sole voting and investment power with respect to the shares beneficially owned.

The percentage interest of each principal shareholder is based on the beneficial  ownership of such shareholder divided by the sum of the current outstanding shares of common stock plus the additional shares, if any, which would be issued to such shareholder  (but not any other shareholder) when exercising warrants or other rights in the future.  Applicable percentage of ownership is based on 3,051,870 shares of common stock outstanding as of October 21, 2011 ..  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of October 21, 2011 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations and percentage computation is for form purposes only.

(a) Beneficial Ownership of more than 5% based on 3,051,870 common shares.

The following table describes, as of October 21, 2011 , the beneficial ownership of our Common Stock by persons known to us to own more than 5% of such stock and the ownership of Common Stock by our directors, and by all officers and directors as a group.

Table 1.

Title of Class	Name and Address	Amount and Nature	Percent of Class
Common	Jeffrey Martin(1) 11637 Orpington Street Orlando, FL 32817	1,697,500	55.62%
Common	Forbes Investments Limited (2) Suite 4703, Central Plaza 18 Harbour Rd. Wanchai Hong Kong, China	245,000	8.02%
Common	FSC Limited (2) Suite 4703, Central Plaza 18 Harbour Rd. Wanchai Hong Kong, China	245,000	8.02%
Common	Justin Martin c/o the Company 11637 Orpington Street Orlando, FL 32817	300,000	9.83%
Common	Karen Aalders c/o the Company 11637 Orpington Street Orlando, FL 32817	183,000	5.996%
Common	Charles Camorata (3) c/o the Company 11637 Orpington Street Orlando, FL 32817	20,000	0.65%
Common	All Officers and Directors as a Group (3 Persons)	503,000	16.48%

Notes:

(1)

Includes 10,000 shares in the name of Sherrie Martin, Jeff Martin's spouse.

(2)

 The natural person who exercises voting and dispositive control over Forbes and FSC is Jeffrey Martin by virtue of being the sole officer and director of both companies.  Mr. Martin disclaims beneficial ownership of the shares.

(3)

Less than 5% ownership

Changes in Control

There have not been any changes in control during the last fiscal year.  Presently, there are no arrangements, known to the registrant, its control person, including any pledge by any person of Company securities, the operation of which may, at a subsequent date, result in a change in control of the Company.

Transactions with Related Persons, Promoters and Certain Control Persons

All of the debt financing and related interest expense for the Company have been provided by and paid or accrued to Jeffrey Martin, the principal shareholder or entities controlled by him.  These debt financings (“Related Party Notes”) were made formal through promissory notes.  Other than these Related Party Notes, there are no other formal agreements between the Company and Jeffrey Martin regarding any future debt financing or the payment of related interest expenses

On February 26, 2008, the Company’s former Parent Company, Insight Management Corporation (the “Parent Company”), formerly known as Skreem Records Corporation, issued 500,000 common shares of the former Parent Company common stock to relieve notes payable on behalf of both the Company and the former Parent Company, for a total debt relieved of $250,000.  The debt relieved related to the Company was $205,500, incurred for the Company’s acquisition of equipment and operations such as rent, utilities and similar expenses.  The debt relieved for the former Parent Company was $44,500.   Currently, only the principle amounts of the loans were repaid through this exchange.

Outstanding Loans

All of the debt financing and related interest expense for the Company have been provided by and paid or accrued to Jeffrey Martin, the principal shareholder or entities controlled by him.  These debt financings (“Related Party Notes”) are represented by promissory notes with the terms outlined below.

Other than these Related Party Notes, there are no other formal agreements between the Company and Jeffrey Martin regarding any future debt financing or the payment of related interest expenses.

Currently, only the uncollateralized interest of the Related Party notes in total of $45,552 as of March 31, 2011, remains.

	DATE	AMOUNT	INT. RATE	AMT UNPAID as of 3/31/11
				INCLUDING INT.

AMPAC INVESTMENTS, INC	9/30/07	$3,500.00	8%
(100% owned by Jeffrey Martin)	9/30/08	$7,000.00	8%
				$13,245.31

FORBES INVESTMENT LTD, LLP	9/3/09	$3,000.00	6%
(100% owned by Jeffrey Martin)	9/10/09	$1,500.00	6%
	9/14/09	$6,250.00	6%
	11/20/09	$8,400.00	5%
	8/9/10	$2,000.00	5%
	8/17/10	$200.00	5%
	8/9/10	$500.00	5%
				$32,747.89

FSC LIMITED LLC	9/2/09	$6,000.00	6%
(100% owned by Jeffrey Martin)	11/04/09	$1,000.00	5%
	11/05/09	$3,500.00	5%
	1/6/10	$7,000.00	5%
	1/19/10	$8,000.00	5%
	6/22/10	$5,000.00	5%
	7/7/10	$5,000.00	5%
	9/7/10	$7,000.00	5%
				$50,037.41

MARTIN CONSULTANTS INC	4/19/10	$500.00	8%
(100% owned by Jeffrey Martin)	8/20/09	$900.00	8%
	7/29/09	$900.00	8%
	1/12/09	$5,000.00	8%
	1/9/09	$200.00	8%
	9/3/08	$1,000.00	8%
	8/19/08	$2,200.00	8%
	8/13/08	$1,500.00	8%
	8/5/08	$9,500.00	8%
	7/23/08	$5,000.00	8%
	6/16/08	$15,000.00	8%
	2/5/08	$1,000.00	8%
	11/8/08	$5,000.00	8%
	10/23/07	$2,000.00	8%
	9/6/07	$6,000.00	8%
				$34,149.52

JEFFREY MARTIN	6/11/10	$2,000.00	5%
	5/25/10	$300.00	8%
	5/1/10	$8,000.00	8%
	9/16/09	$5,000.00	8%
	8/25/09	$1,500.00	8%
	7/30/09	$200.00	8%
	7/28/09	$500.00	8%
	6/15/09	$5,000.00	8%
	3/12/09	$1,100.00	8%
	2/27/09	$500.00	8%
	2/19/09	$300.00	8%
	2/3/09	$3,000.00	8%
	1/29/09	$11,000.00	8%
	1/15/09	$700.00	8%
	1/13/09	$6,000.00	8%
	1/12/09	$1,500.00	8%
	1/2/09	$7,000.00	8%
	12/17/08	$5,000.00	8%
	12/15/08	$2,000.00	8%
	12/12/08	$3,000.00	8%
	11/12/08	$6,000.00	8%
	10/7/08	$5,000.00	8%
	10/6/08	$5,000.00	8%

10/1/08	$700.00	8%
9/26/08	$5,200.00	8%
9/23/08	$1,000.00	8%
9/17/08	$5,000.00	8%
9/16/08	$500.00	8%
9/11/08	$300.00	8%
9/5/08	$5,000.00	8%
8/26/08	$6,000.00	8%
7/10/08	$400.00	8%
6/12/08	$500.00	8%
6/5/08	$900.00	8%
6/2/08	$3,450.00	8%
5/29/08	$700.00	8%
5/19/08	$700.00	8%
5/15/08	$1,300.00	8%
5/7/08	$5,000.00	8%
4/29/08	$2,600.00	8%
4/22/08	$1,500.00	8%
4/14/08	$4,000.00	8%
4/9/08	$2,000.00	8%
3/19/08	$5,000.00	8%
2/14/08	$3,000.00	8%
2/11/08	$5,000.00	8%
1/9/08	$6,000.00	8%
12/11/07	$6,000.00	8%
11/19/07	$15,000.00	8%
9/20/07	$5,000.00	8%
			$69,860.50

Additionally, the facility at which the equipment held is stored is owned by an entity controlled by the Majority Shareholder and the rent expense for this usage is contributed by that Shareholder as additional paid in capital.

Summary of Debt Financing:

	March 31, 2011	Sept. 30, 2010
Various unsecured demand notes to the principal shareholder with no
stated interest rate; interest is being accrued at 8.00% & 5%. At March 31, 2011 and September 30, 2010, the principal balance of the 5.00% notes were $21,199 and $10,300 and of the 8% notes were $21,500 and $20,728, respectively	$42.699	$31,028

Various unsecured demand notes to a business owned and controlled
by the principal shareholder with a stated interest rate of 8.00% & 5%. At March 31, 2011 and September 30, 2010, the principal balance of the 5% notes were $11,500 and $0 and of the 8% notes were $11,923 and $11,923, respectively.	23,423	11,923

An unsecured demand note to a business owned and controlled by one of the shareholders with no stated interest rate; interest is being
accrued at 8.00%.	---	1,600

Various unsecured demand notes to a corporation controlled by the
principal shareholder with a stated interest rate of 8.00%.	10,016	10,016

Various unsecured demand notes to a limited partnership controlled by the principal shareholder with a stated interest rates of 5.00% & 6.00%. At March 31, 2011 and September 30, 2010 the principal balance of the 5.00% notes were $20,100 & $11,100 and of the 6.00% notes were $10,750 & $10,750, respectively.	30,850	21,850

Various unsecured demand notes to a limited partnership controlled by the principal shareholder with a stated interest rates of 5.00% & 6.00%. At March 31, 2011 and September 30, 2010 the principal balance of the 5.00% notes were $41,500 & $36,500 and of the 6.00% notes were $6,000 & $6,000, respectively.	47,500	42,500

An unsecured demand note to a corporation in which the principal shareholder has a minority stock interest with a stated interest of 5.00%.	---	1,200
	$154,489	$120,117

Director Independence

The Board has determined that we do not have a majority of independent directors as that term is defined under Rule 4200(a) (15) of the NASDAQ Marketplace Rules, even though such definition does not currently apply to us, because we are not listed on NASDAQ.

Policy With Respect To Related Person Transactions

Not applicable

LEGAL MATTERS

The legality of the securities offered hereby has been passed upon by Gregory M. Wilson, Attorney at Law.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus.  This prospectus does not contain all the information set forth in the registration statement and the accompanying exhibits, as permitted by the rules and regulations of the SEC.  For further information, please see the registration statement and accompanying exhibits.  Statements contained in this prospectus regarding any contract or other document which has been filed as an exhibit to the registration statement are qualified in their entirety by reference to these exhibits for a complete statement of their terms and conditions. The registration statement and the accompanying exhibits may be inspected without charge at the offices of the SEC and copies may be obtained from the SEC’s principal office at 100 F. Street, N.E., Washington, D.C. 20549, upon payment of the fees prescribed by the SEC.  Electronic reports and other information filed through the Electronic Data Gathering, Analysis, and Retrieval System, known as EDGAR, are publicly available on the SEC’s website, http://www.sec.gov.

PROSPECTUS

Until _______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Mainstream Entertainment, Inc.

848,370 Shares of Common Stock

October 21, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration Fee	$ 17.68
Accounting Fees and Expenses	5,200
Legal Fees and Expenses	15,000
Miscellaneous	1,000

Total	$ 21,217.68

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII-I. of the Company's Bylaws states that the Company will indemnify any director, officer, employee or agent of the Company for certain acts in connection with authorized company business.  In addition, Florida corporate law (Florida Statutes §§ 607.0831) shields directors from liability for monetary damages unless a director's breach of or failure to perform his duties as a director constitutes a violation of the criminal law (unless the director has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful) or involves a transaction from which the director derived an improper personal benefit either directly or indirectly. The Registrant does not indemnify its officers.

Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to any provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Florida Anti-Takeover Law and Our Certificate of Incorporation and Bylaw Provisions

Provisions of Florida law and our Certificate of Incorporation and By-Laws could make more difficult our acquisition by a third party and the removal of our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with proponent of an unfriendly or unsolicited acquisition proposal outweigh the disadvantages of discouraging such proposals because, among other things, negotiation could result in an improvement of their terms.

We are subject to the Florida General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Florida corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

(i)	The Board of Directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

(ii)

Upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

(iii)	On subsequent to such date the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders.

A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of the corporation's voting stock.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

On July 1, 2008, Skreem Studios, LLC was spun off from its then Parent Company Skreem Records Corporation (now called Insight Management, Inc.). Subsequent to the spin off, the limited liability company incorporated and became Skreem Studios, Inc.  All shareholders of the Parent Company as of July 1, 2008 received one share in the newly formed Skreem Studios, Inc.  totaling 3,051,870 shares.  These shares were treated as founders shares by the Company with an increase to common stock and the offset to additional paid in capital. This was the only stock transaction by the Company from inception through September 30, 2010.

ITEM 16.  EXHIBITS

Exhibit	Description	Location of Exhibit
3.1	Certificate and Articles of Amendment	*
3.2	Certificate of Conversion	*
3.3	Articles of Incorporation	*
3.4	Bylaws	*
5.1	Opinion and Consent of Attorney	Attached
23.1	Consent of Independent Certifying Accountant	**
10.1	Form of Promissory Note	*
10.2	A45 Music Agreement	*
10.3	Lease Agreement	*
24	Power of Attorney	*

* Filed with S-1 March 18, 2011

* Filed with S-1/A July 12, 2011

** Filed with S-1/A September 23, 2011

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 21st day of October, 2011 ..

Mainstream Entertainment, Inc.

/s/ Charles Camorata

By:

_____________________________

Charles Camorata, President,

Chief Executive Officer

/s/ Justin Martin

By:

_____________________________

Justin Martin, Vice-President

/s/ Karen Aalders

By:

_____________________________

Karen Aalders, Secretary, Treasurer,

Chief Financial Officer, Principal

Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of October 21, 2011.

/s/ Charles Camorata

By:

_____________________________

Charles Camorata, Director, President,

Chief Executive Officer

/s/ Justin Martin

By:

_____________________________

Justin Martin, Director, Vice-President

/s/ Karen Aalders

By:

_____________________________

Karen Aalders, Director, Secretary, Treasurer,

Chief Financial Officer , Principal

Accounting Officer